Exhibit 10.19

AMENDMENT NO. 1 TO SENIOR SECURED NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SENIOR SECURED NOTE PURCHASE AGREEMENT, dated as of December 29, 2023 (this “Amendment”), is by and among BOLT THREADS, INC., a Delaware corporation (“Company” or “Issuer”), certain Subsidiaries of Company from time to time, as Guarantors, GINKGO BIOWORKS, INC. (“Ginkgo”), as investor (the “Investor”) and Ginkgo, as collateral agent for the Investor (in such capacity, together with its successors and assigns, “Collateral Agent”).

WITNESSETH

WHEREAS, Company, Investor and Collateral Agent are party to that certain Senior Secured Note Purchase Agreement, dated as of October 14, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”, the Note Purchase Agreement as amended by this Amendment, the “Amended Document”);

WHEREAS, on the Closing Date, the Issuer issued to the Investor, and the Investor purchased from the Issuer, the Issuer’s initial senior secured notes due October 14, 2024 in the aggregate original stated principal amount of $30,000,000 (the “Closing Date Notes”); and

WHEREAS, the parties have agreed to (a) amend and restate the Closing Date Notes and (b) amend certain provisions of the Note Purchase Agreement as hereinafter provided, in each case, subject to the satisfaction of the conditions precedent to effectiveness set forth in Section 3 hereof.

WHEREAS, prior to the Amendment No. 1 Effective Date, Investor has exchanged Closing Date Notes in a principal amount of $10,000,000 in return for the Convertible Note in a principal amount of $10,000,000 under that certain Note Purchase Agreement, dated as of October 4, 2023 (the “Bridge NPA”), by and among the Company and the lenders set forth therein (the “Convertible Note Exchange”);

WHEREAS, the Note Parties have advised the Investor (i) of their intent to liquidate and dissolve Bolt Europe B.V. (the “Subsidiary Guarantor”), (ii) that such liquidation will include the disposition of substantially all the assets of Bolt Europe B.V. (collectively, the “Applicable Transaction”).

WHEREAS, in connection with the Applicable Transaction, the Note Parties have requested that the Investor agree to waive the Note Parties’ compliance with Sections 5.2 (Existence) and 6.7 (Fundamental Changes; Disposition of Assets) of the Note Purchase Agreement (the “Designated Covenants”) solely with respect to the Applicable Transaction.

WHEREAS, subject to the terms and conditions set forth herein, the Investor has agreed to waive the Note Parties’ compliance with the Designated Covenants, solely with respect to the Applicable Transaction.

WHEREAS, In connection with the Applicable Transaction, the Company has requested that Collateral Agent release (a) the Subsidiary Guarantor from its obligations under (i) the Note Purchase Agreement, (ii) the Dutch Security Agreement, dated as of December 2, 2022, among the Subsidiary Guarantor and the Company, as pledgors, and the Investor, as pledgee (the “Dutch Security Agreement”), (iii) the Pledge and Security Agreement, dated as of October 14, 2022, among the Subsidiary Guarantor, Borrower, as grantors, and Collateral Agent (the “Pledge and Security Agreement”), (iv) the Dutch share pledge, dated as of December 2, 2022, among the Company as pledgor, the Investor as pledgee, and the Subsidiary Guarantor, as pledged company (the “Dutch Share Pledge”) and (v) such other Note Documents to which the Subsidiary Guarantor is a party, and (b) release the Company from its obligations under (i) the Dutch Security Agreement and (ii) the Dutch Share Pledge.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Amended Document. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Amended Document.

(b) Interpretation. The rules of interpretation set forth in Section 1.3 of the Note Purchase Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2 Amendments and Waiver.

(a) The Note Purchase Agreement (excluding all appendices, exhibits and schedules attached thereto, each of which shall remain as in effect immediately prior to the Amendment No. 1 Effective Date) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ and ~~stricken text~~) and (ii) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Note Purchase Agreement attached as Annex A hereto and made a part hereof for all purposes.

(b) The Closing Date Notes are hereby amended and restated in their entirety with the form of notes attached hereto as Annex B in an original principal amount equal to $11,765,300.70 the Closing Date Notes, as so amended and restated, the “Amendment No. 1 Notes”).

(c) Effective as of the date of this Agreement, the Investor, subject to the terms and conditions set forth herein, hereby waives (the “Waiver”), on a limited, one-time basis, the Note Parties’ compliance with the Designated Covenants solely with respect to the Applicable Transaction.

(d) The Note Parties understand that the Waiver provided for herein is a limited waiver and expressly acknowledge and agree that, notwithstanding any other provision of the Note Purchase Agreement or any other Note Document, with respect to the preservation of each Note Party’s existence and the disposition of assets other than in connection with the Applicable Transaction, (i) the Waiver shall be inapplicable and of no force and effect and (ii) the Investor shall be free to exercise all rights and remedies available to it under the Note Purchase Agreement, any other Note Document or applicable law, each of which are hereby reserved, to the extent the Note Parties are not then in compliance with the Designated Covenants.

(e) Except as expressly set forth herein, this Agreement shall not limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Investor under the Note Purchase Agreement, any other Loan Document, or applicable law, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Note Purchase Agreement or any other Note Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Note Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Note Purchase Agreement or any other Note Document in similar or different circumstances.

(f) Except as expressly set forth herein, the Note Parties each acknowledge that the Investor has not made any assurances concerning any additional amendment, forbearance, waiver, restructuring or other accommodations.

SECTION 3 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (the date on which the following conditions are satisfied or waived, the “Amendment No. 1 Effective Date”):

(a) Company, Investor and Collateral Agent shall have executed and delivered this Amendment;

(b) the Investor shall have (i) received a fully executed subordinated unsecured convertible promissory note in the original principal amount of $10,000,000 (such note, the “Convertible Note”) pursuant to the Bridge NPA, (ii) become a party to the Bridge NPA as a “Lender” thereunder, and (iii) delivered a joinder agreement to become a subordinated creditor under that certain Subordination Agreement, dated as of October 4, 2023, by and between Investor, as the senior investor, the subordinated creditors party thereto, and the Note Parties;

(c) the Investor shall have received an originally executed Amendment No. 1 Note delivered by Issuer for the Investor;

(d) the Investor shall have received a fully executed Non-Exclusive License Agreement, dated as of the date hereof, by and between the Investor and the Company, in form and substance reasonably satisfactory to the Investor (the “IP Transfer Agreement”);

(e) the Investor shall have received a certificate for the Issuer, by the Issuer’s secretary or assistant secretary, each dated the Amendment No. 1 Effective Date, attaching (i) copies of each Organizational Document of the Issuer and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of such Person executing the Note Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of the Issuer approving and authorizing the execution, delivery and performance of this Agreement and the other Note Documents to which it is a party or by which it or its assets may be bound as of the Amendment No. 1 Effective Date, certified as of the Amendment No. 1 Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate (or equivalent document) from the applicable Governmental Authority of the Issuer’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Amendment No. 1 Effective Date, and (v) if applicable, attaching a true and complete copy of resolutions adopted by all requisite shareholders of the Issuer approving the board resolutions referred to in item (iii) above, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment No. 1 Effective Date.

(f) after giving effect to this Amendment and the issuance of the Amendment No. 1 Notes, the representations and warranties contained in the Note Purchase Agreement and in each other Note Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date;

(g) after giving effect to this Amendment and the issuance of the Amendment No. 1 Notes, no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated herein that would constitute an Event of Default or a Default;

(h) each Note Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary in connection with the transactions contemplated by the Note Documents and each of the foregoing shall be in full force and effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Note Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired;

(i) [reserved];

(j) Company shall have delivered to the Investor an originally executed closing certificate, certifying as to the conditions set forth in Sections 3(f), (g) and (m);

(k) on the Amendment No. 1 Effective Date, the Investor shall have received a Solvency Certificate of the chief financial officer or treasurer of Company substantially in the form of Exhibit G, dated as of the Amendment No. 1 Effective Date;

(l) there shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments pending or, to Company’s knowledge, threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable judgment of the Investor, singly or in the aggregate, materially impairs any of the other transactions contemplated by the Note Documents, or that would have a Material Adverse Effect;

(m) since September 30, 2023, no event, circumstance or change shall have occurred that has caused or could reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect;

(n) all actual and documented reasonable out-of-pocket costs, fees and expenses of Ropes & Gray LLP, as counsel to the Investor and the Collateral Agent, in connection with this Amendment, the Convertible Note and all documents in connection therewith and herewith shall have been paid; provided that the amount required to be paid hereunder shall be limited to $200,000; and

(o) the Investor shall have received (i) a fully executed Termination Agreement, dated as of the date hereof, by and between the Investor and the Company, providing for the termination of that certain Technical Development Agreement dated June 21, 2021, by and between the Investor and the Company and (ii) a fully executed letter agreement, dated as of the date hereof, by and between the Investor and the Company, with respect to the reduction of Technical Services Credit (as defined in the TDA) under the TDA, in each case, in form and substance reasonably satisfactory to the Investor.

SECTION 4 Cancellation of Existing Notes. Concurrently with the effectiveness of this Amendment, in exchange for the Amendment No. 1 Notes, the Convertible Note and the IP Transfer Agreement, and in consideration of the mutual agreements and covenants contained herein, and other good and valuable consideration, the Investor shall surrender the Closing Date Notes for cancellation to the Company (the “Cancellation”).

SECTION 5 Tax Treatment. Investor and Company agree that (a) the Convertible Note Exchange is intended to be treated as a purchase of the Convertible Note in exchange for Closing Date Notes in a principal amount of $10,000,000, (b) the Convertible Note is intended to be treated as equity for U.S. federal (and applicable state and local) income tax purposes and (c) this Amendment and the Cancellation, taken together, are intended to be treated as an exchange of Closing Date Notes in a principal amount of $20,000,000 (and rights to all accrued and unpaid interest on the Closing Date Notes) for Amendment No. 1 Notes in a principal amount of $11,765,300.70 and the IP Transfer Agreement, which has a value of $2,500,000. Investor and Company shall file all tax returns consistent with the forgoing unless otherwise required by a final “determination” (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986).

SECTION 6 Release.

(a) Collateral Agent and Ginkgo hereby release (i) the Subsidiary Guarantor from its obligations under the Note Purchase Agreement, the Dutch Security Agreement, the Pledge and Security Agreement, the Dutch Share Pledge, and the other Note Documents, and (ii) the Company from its obligations under the Dutch Security Agreement and the Dutch Share Pledge (the “Released Collateral”), and such releases are automatic and do not require further action (the “Release”). Notwithstanding the foregoing or anything else contained in this Section 2 to the contrary, none of the Releases hereunder (either singly or jointly) constitute a release by Collateral Agent of (x) any other Note Party from any of its obligations under the Note Purchase Agreement or any other Note Document and/or (y) any Collateral other than the Released Collateral.

(b) At the expense of the Company, (a) Collateral Agent will promptly file that certain UCC termination statement in the form attached hereto as Exhibit A and (b) if applicable, Collateral Agent will promptly deliver to the Company (or any designee of the Company) all equity certificates and any other similar collateral with respect to any Released Collateral previously delivered in physical form by the Company to Collateral Agent under the Note Documents.

SECTION 7 Miscellaneous.

(a) Continued Effectiveness of the Amended Document and other Note Documents. Each Note Party hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Amended Document and each other Note Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Amendment No. 1 Effective Date, all references in any such Note Document to “the Note Purchase Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Amended Document shall mean the Note Purchase Agreement as amended by this Amendment, and (iii) confirms and agrees that, to the extent that any such Note Document purports to assign or pledge to the Collateral Agent, for the benefit of the Investor, or to grant to the Collateral Agent, for the benefit of the Investor, a security interest in or Lien on any Collateral as security for the Obligations of the Note Parties from time to time existing in respect of the Amended Document and the other Note Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of the Note Parties, other than as expressly provided herein, including, without limitation, the Note Parties’ obligations to repay the Loans in accordance with the terms of Amended Document or the obligations of the Note Parties under any Note Document to which they are a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Collateral Agent or Investor under the Amended Document or any other Note Document nor constitute a waiver of any provision of the Amended Document or any other Note Document.

(b) Note Document Pursuant to Note Purchase Agreement. This Amendment is a Note Document executed pursuant to the Note Purchase Agreement and each other Note Document and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Amended Document, as amended hereby.

(c) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(d) Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(e) Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

(f) Release. Each of the Note Parties, for itself and its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs and executors, as applicable, hereby fully and unconditionally releases Investor, and its directors, officers, employees, subsidiaries, affiliates, attorneys, agents, representatives, successors and assigns (collectively, the “Released Parties”) from any and all claims, causes of action, costs or demands of whatever kind or nature, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, or matured or unmatured, which any Note Party may have had against the Released Parties by reason of any act or omission on the part of the Released Parties occurring prior to the date hereof, in each case regarding or relating to the Amended Document or the other Note Documents (collectively, the “Released Matters”); provided, that Released Matters shall not include any claims, causes of action, costs or demands of whatever kind or nature, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, or matured or unmatured, resulting primarily from the gross negligence or willful misconduct of the Released Parties, as determined by a court of competent jurisdiction in a final and non-appealable judgment or order. Each of the Note Parties represents and warrants that (i) it has no knowledge of any such claims by it against the Released Parties and (ii) that the foregoing constitutes a full and complete release of all such claims.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

GINKGO BIOWORKS, INC.,
as Investor and Collateral Agent

By:	/s/ Jason Kelley
Name:	Jason Kelley
Title:	Chief Executive Officer

[Signature Page to First Amendment]

BOLT THREADS, INC., as Issuer

By:	/s/ Randy Befumo
Name:	Randy Befumo
Title:	Chief Financial Officer

[Signature Page to First Amendment]

ANNEX A

Amended Document

~~Final~~CONFORMED TO REFLECT AMENDMENT NO. 1 TO SENIOR SECURED NOTE PURCHASE AGREEMENT, DATED AS OF December 29, 2023

SENIOR SECURED NOTE PURCHASE AGREEMENT

dated as of October 14, 2022

among

BOLT THREADS, INC.,
as Issuer

CERTAIN SUBSIDIARIES OF ISSUER
as Guarantors

AND

GINKGO BIOWORKS, INC.,
as Investor and Collateral Agent

_____________________________________________

$30,000,000 ORIGINAL PRINCIPAL AMOUNT SENIOR SECURED NOTES DUE OCTOBER 14, 2024

TABLE OF CONTENTS

Page
Article I DEFINITIONS AND INTERPRETATION		1
Section 1.1	Definitions	1
Section 1.2	Accounting and Other Terms	~~20~~21
Section 1.3	Interpretation, etc.	~~21~~22
Section 1.4	Time References	~~21~~23

Article II NOTES		~~22~~24
Section 2.1	Notes	~~22~~24
Section 2.2	Use of Proceeds	~~22~~25
Section 2.3	Evidence of Debt; Register; Investor’s Books and Records; Notes	~~22~~25
Section 2.4	Interest	~~24~~26
Section 2.5	Default Interest	~~24~~27
Section 2.6	[Reserved]	~~24~~27
Section 2.7	Repayment of Notes	~~24~~27
Section 2.8	[Reserved]	~~24~~27
Section 2.9	General Provisions Regarding Payments	~~24~~27
Section 2.10	[Reserved]	~~25~~28
Section 2.11	[Reserved]	~~26~~28
Section 2.12	Taxes; Withholding, etc.Withholding of Taxes	~~26~~29
Section 2.13	Obligation to Mitigate	~~28~~31

Article III CONDITIONS PRECEDENT		~~28~~31
Section 3.1	Closing Date	~~28~~31

Article IV REPRESENTATIONS AND WARRANTIES		~~31~~34
Section 4.1	Organization; Requisite Power and Authority; Qualification	~~31~~34
Section 4.2	Capital Stock and Ownership	~~31~~35
Section 4.3	Due Authorization	~~31~~35
Section 4.4	No Conflict	~~31~~35
Section 4.5	Governmental Consents	~~32~~35
Section 4.6	Binding Obligation	~~32~~35
Section 4.7	Historical Financial Statements	~~32~~36
Section 4.8	Projections	~~32~~36
Section 4.9	No Material Adverse Effect	~~32~~36
Section 4.10	Adverse Proceedings, etc.	~~32~~36
Section 4.11	Payment of Taxes	~~33~~36
Section 4.12	Properties, Title	~~33~~36
Section 4.13	[Reserved]	~~33~~36
Section 4.14	No Defaults	~~33~~36
Section 4.15	[Reserved]	~~33~~36
Section 4.16	Governmental Regulations	~~33~~37
Section 4.17	Margin Stock	~~33~~37
Section 4.18	[Reserved]	~~33~~37
Section 4.19	Certain Fees	~~33~~37
Section 4.20	Solvency	~~34~~37
Section 4.21	[Reserved]	~~34~~37

Section 4.22	Compliance with Statutes, etc.	~~34~~37
Section 4.23	Intellectual Property	~~34~~37
Section 4.24	Insurance	~~34~~38
Section 4.25	Permits, etc.	~~34~~38
Section 4.26	Deposit Accounts and Securities Accounts	~~35~~38
Section 4.27	Security Interests	~~35~~39
Section 4.28	PATRIOT ACT and FCPA	~~35~~39
Section 4.29	Disclosure	~~35~~39
Section 4.30	Use of Proceeds	~~35~~39
Section 4.31	Anti-Money Laundering	~~35~~39
Section 4.32	Government Investigations and Inquiries	~~36~~40
Section 4.33	Private Offering	~~36~~40
Section 4.34	Eligibility Requirements	~~36~~40

Article V AFFIRMATIVE COVENANTS		~~36~~40
Section 5.1	Financial Statements and Other Reports	~~36~~40
Section 5.2	Existence	~~38~~42
Section 5.3	Payment of Taxes and Claims	~~38~~43
Section 5.4	Maintenance of Properties	~~38~~43
Section 5.5	[Reserved]	~~39~~43
Section 5.6	Books and Records; Inspections	~~39~~43
Section 5.7	~~[Reserved]~~Investor Meetings and Conference Calls	~~39~~43
Section 5.8	Compliance with Laws	~~39~~44
Section 5.9	[Reserved]	~~39~~44
Section 5.10	Subsidiaries	~~39~~44
Section 5.11	[Reserved]	~~39~~44
Section 5.12	Further Assurances	~~39~~44
Section 5.13	[Reserved]	~~40~~44
Section 5.14	Post-Closing Matters	~~40~~44
Section 5.15	Company Intellectual Property	44

Article VI NEGATIVE COVENANTS		~~40~~45
Section 6.1	Indebtedness	~~40~~45
Section 6.2	Liens	~~40~~45
Section 6.3	~~Reserved~~No Further Negative Pledges	~~40~~45
Section 6.4	Restricted Junior Payments	~~40~~45
Section 6.5	~~[Reserved]~~Restrictions on Subsidiary Distributions	~~40~~46
Section 6.6	Investments	~~40~~46
Section 6.7	Fundamental Changes; Disposition of Assets	~~41~~46
Section 6.8	Sales and Lease Backs	~~42~~47
Section 6.9	Transactions with Affiliates	~~42~~48
Section 6.10	Conduct of Business	~~42~~48
Section 6.11	Changes to Certain Agreements and Organizational Documents	~~43~~49
Section 6.12	Accounting Methods	~~43~~49
Section 6.13	Anti-Terrorism Laws	~~43~~49
Section 6.14	Anti-Corruption	~~43~~49
Section 6.15	Optional Payments and Modifications of Certain Preferred Stock.	~~43~~49

Article VII GUARANTY		~~43~~50
Section 7.1	Guaranty of the Obligations	~~43~~50
Section 7.2	Contribution by Guarantors	~~43~~50
Section 7.3	Payment by Guarantors	~~44~~50
Section 7.4	Liability of Guarantors Absolute	~~44~~51
Section 7.5	Waivers by Guarantors	~~46~~52
Section 7.6	Guarantors’ Rights of Subrogation, Contribution, etc.	~~46~~53
Section 7.7	Subordination of Other Obligations	~~47~~53
Section 7.8	Continuing Guaranty	~~47~~53
Section 7.9	Authority of Guarantors or Issuer	~~47~~53
Section 7.10	Financial Condition of Issuer	~~47~~54
Section 7.11	Bankruptcy, etc.	~~47~~54
Section 7.12	Discharge of Guaranty Upon Sale of Guarantor	~~48~~54

Article VIII EVENTS OF DEFAULT		~~48~~55
Section 8.1	Events of Default	~~48~~55
Section 8.2	Remedies	~~50~~57
Section 8.3	Rights Not Exclusive	~~51~~57

Article IX COLLATERAL AGENT		~~51~~58
Section 9.1	Appointment of Collateral Agent	~~51~~58
Section 9.2	Powers and Duties	~~51~~58
Section 9.3	[Reserved]	~~52~~59
Section 9.4	[Reserved]	~~52~~59
Section 9.5	[Reserved]	~~52~~59
Section 9.6	[Reserved]	~~52~~59
Section 9.7	[Reserved]	~~52~~59
Section 9.8	Collateral Documents and Guaranty	~~52~~60
Section 9.9	Agency for Perfection	~~52~~60
Section 9.10	[Reserved]	~~53~~60
Section 9.11	Survival	~~53~~60

Article X MISCELLANEOUS		~~53~~61
Section 10.1	Notices	~~53~~61
Section 10.2	~~[Reserved]~~Expenses.	~~54~~61
Section 10.3	Indemnity	~~54~~62
Section 10.4	Set-Off	~~54~~62
Section 10.5	Amendments and Waivers	~~55~~63
Section 10.6	Successors and Assigns	~~55~~63
Section 10.7	Independence of Covenants	~~57~~65
Section 10.8	Survival of Representations, Warranties and Agreements	~~57~~65
Section 10.9	No Waiver; Remedies Cumulative	~~57~~65
Section 10.10	Marshalling; Payments Set Aside	~~57~~65
Section 10.11	Severability	~~58~~66
Section 10.12	Obligations Several; Independent Nature of Investor’s Rights	~~58~~66
Section 10.13	Headings	~~58~~66
Section 10.14	APPLICABLE LAW	~~58~~66
Section 10.15	CONSENT TO JURISDICTION	~~58~~66
Section 10.16	WAIVER OF JURY TRIAL	~~59~~67
Section 10.17	Confidentiality	~~59~~67
Section 10.18	Press Releases and Related Matters	~~60~~68
Section 10.19	Usury Savings Clause	~~60~~68
Section 10.20	Counterparts; Electronic Records	~~61~~68
Section 10.21	Effectiveness	~~61~~69
Section 10.22	PATRIOT Act Notice	~~61~~69
Section 10.23	Tax Treatment	~~61~~69
Section 10.24	Release of Liens and Guarantees	~~61~~69

Article XI INITIAL INVESTOR REPRESENTATIONS		~~62~~70

APPENDICES:	A	Commitments
	B	Notice Addresses

SCHEDULES:
	2.1	Issuer Wire Instructions
	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	4.23(a)	Intellectual Property
	4.26	Deposit Accounts and Securities Accounts
	5.14	Post-Closing Matters
	6.1	Existing Indebtedness
	6.2	Existing Liens
	~~6.3~~6.3	Existing Restrictive Covenants
	6.6	Existing Investments
	~~6.9~~6.11	Existing Affiliate Transactions

EXHIBITS:	A	Form of Closing Date Note
	B	Issuance Request
	C	Compliance Certificate
	D	Assignment Agreement
	E	Closing Certificate
	F	Solvency Certificate
	G	Counterpart Agreement

v

SENIOR SECURED NOTE PURCHASE AGREEMENT

This SENIOR SECURED NOTE PURCHASE AGREEMENT, dated as of October 14, 2022, is entered into by and among BOLT THREADS, INC., a Delaware corporation (together with its successors and assigns, “Company”, or “Issuer”), certain Subsidiaries of Company from time to time, as Guarantors, Ginkgo Bioworks, Inc. (“Ginkgo”), as investor (the “Investor” and Ginkgo, as collateral agent for the Investor (in such capacity, together with its successors and assigns, “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, unless defined in these recitals, capitalized terms used in these recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, on the Closing Date, the Issuer ~~desires to issue and sell~~issued to the Investor, and the Investor ~~has agreed to purchase, pursuant to this Agreement, on the~~purchased from the Issuer, Closing Date~~, Issuer’s initial senior secured notes~~ Notes due October 14, 2024 in the aggregate original stated principal amount of $30,000,000 ~~(the “Notes”)~~, in the form attached hereto as Exhibit A~~, the proceeds of which will be used as described in Section 2.2~~;

WHEREAS, on the Amendment No. 1 Effective Date, the Issuer and Investor agreed to amend and restate the Closing Date Notes as set forth in Amendment No. 1;

WHEREAS, Issuer has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a first priority Lien, subject to Permitted Liens, on substantially all of its assets; and

WHEREAS, Guarantors have agreed to guarantee the obligations of Issuer hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a first priority Lien, subject to Permitted Liens, on all of their respective material assets.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Article I

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign or other regulatory body or any mediator or arbitrator, whether pending or, to the knowledge of Company or any of its Subsidiaries, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including any member of the senior management group of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 20% or more of the securities having ordinary voting power for the election of directors of such Person, or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall, Collateral Agent or the Investor or any of their Affiliates or Related Funds be considered an “Affiliate” of any Note Party.

“Aggregate Payments” has the meaning specified in Section 7.2.

“Agreement” means this Senior Secured Note Purchase Agreement and any appendices, exhibits and schedules attached hereto as it may be amended, supplemented or otherwise modified from time to time.

“Amendment No. 1” means that certain Amendment No. 1 to Senior Secured Note Purchase Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Issuer, the Guarantors party thereto, the Investor, and the Collateral Agent.

“Amendment No. 1 Effective Date” means December 29, 2023.

“Amendment No. 1 Notes” has the meaning assigned to that term in Amendment No. 1.

“Anti-Terrorism Laws” means any Requirement of Law relating to terrorism or money laundering, including, without limitation, (a) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (b) the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), (c) the USA Patriot Act, (d) the laws, regulations and Executive Orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (e) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (f) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (g) any similar laws enacted in the United States or any other jurisdictions in which the parties to this Agreement operate, as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto.

“Antitrust Law” means any Law that is designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade, harm to competition or effectuating foreign investment.

“Applicable Rate” means (i) with respect to the Closing Date Notes, the Treasury Rate plus 6.00% per annum and (ii) with respect to the Amendment No. 1 Notes, 12.00% per annum.

“Application Event” means the occurrence of an Event of Default and the election by the Investor during the continuance of such Event of Default to require that payments and proceeds of Collateral be applied pursuant to Section 2.9(d).

“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, license or other disposition to (other than to a Note Party), or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Note Party’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the sale or issuance (other than to a Note Party) of any Capital Stock of any Note Party or any Subsidiary thereof. For purposes of clarification, “Asset Sale” shall include (a) the sale, licensure or other disposition for value of any contracts, intellectual property rights or accounts (other than to a Note Party) whether or not in connection with the settlement of any litigation and (b) any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law but shall exclude (c) the sale or issuance of any Capital Stock of Company or direct or indirect parent of Company.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by the Investor.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), or such Person’s chief financial officer or treasurer ~~and with respect to a Dutch Note Party, provided such officer is authorized to represent that Dutch Note Party~~.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Beneficiary” means Collateral Agent and the Investor.

“Blocked Person” means any Person:

(a) that is publicly identified (i) on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC or resides, is organized or chartered, or located in a country or territory subject to comprehensive OFAC sanctions or an embargo program or (ii) as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Anti-Terrorism Law;

(b) that is owned 50% or more or controlled by, or that is acting for or on behalf of, any Person described in clause (a) above; or

(c) with which the Investor is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law.

“Board of Directors” means, (a) with respect to any corporation or exempted company, the board of directors of the corporation or exempted company or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

~~“BW” means the Dutch Civil Code (Burgerlijk Wetboek).~~

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (a) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (b) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for federal income Tax purposes).

“Capital Stock” means any and all shares, equity interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing; provided that, any instrument evidencing Indebtedness convertible into or exchangeable for any of the foregoing shall not be deemed “Capital Stock” unless and until any such instruments are so converted or exchanged, except that solely for purposes of the definition of “Change of Control”, any instrument evidencing Indebtedness convertible into or exchangeable for any of the foregoing shall be deemed “Capital Stock” as if such convertible Indebtedness were actually converted or exchanged if and to the extent the then-current fair market value of the equity into which such Indebtedness is convertible equals or exceeds the conversion price per share of such Indebtedness.

“Cash Equivalents” means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by the Investor or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Change of Control” means, at any time, any of the following occurrences, in each case, other than as a result of a bona fide equity round:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 50% or more of the ordinary voting power for the election of directors of Company (determined on a fully diluted basis); or

(b) Company shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of each Subsidiary; provided that, if Company shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of any Subsidiary as a result of any transaction permitted pursuant to Section 6.7 or a release of any Guarantor pursuant to Section 10.24, then no Change of Control shall be deemed to have occurred~~.~~;

provided that, notwithstanding anything herein to the contrary, the SPAC Transaction shall not constitute a Change of Control for purposes of this Agreement.

“Closing” has the meaning specified in Section 2.1(a)(ii).

“Closing Certificate” means a Closing Certificate substantially in the form of Exhibit E.

“Closing Date” means October 14, 2022.

“Closing Date Notes” has the meaning assigned to that term in Amendment No. 1.

“Collateral” shall have the meaning as set forth in the Pledge and Security Agreement; provided that the Collateral shall not include any Excluded Assets.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Collateral Documents” means the Pledge and Security Agreement~~, the Dutch Security Documents~~  and all other instruments, documents and agreements delivered by any Note Party pursuant to this Agreement or any of the other Note Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Note Party constituting Collateral as security for the Obligations, in each case, as such Collateral Documents may be amended or otherwise modified from time to time.

“Commitment” means the commitment of the Investor to purchase the Closing Date Notes and “Commitments” means such commitments of the Investor in the aggregate. The amount of the Investor’s Commitment is set forth on Appendix A. The aggregate amount of the Commitments as of the Closing Date is $30,000,000.

“Common Stock” means common stock of Company.

“Company” has the meaning specified in the preamble hereto.

“Company Intellectual Property” means any Intellectual Property that is owned or purported to be owned, or exclusively licensed or purported to be exclusively licensed, by any Note Party

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” means, as applied to any Person, any provision of any Capital Stock issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

~~“Corresponding Obligations” means the Obligations as they may exist from time to time (but, for the avoidance of doubt, excluding the Parallel Debts).~~

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit G delivered by a Note Party pursuant to Section 5.10 after the Closing Date.

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning specified in Section 2.5.

“Deferred Payment Obligations” means purchase price adjustments, earn-outs, deferred compensation, or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition (and, in the case of deferred compensation representing, or in substance representing, consideration or a portion of the purchase price in connection with such Permitted Acquisitions) or Permitted Investment.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Payment Account” means an account at a bank designated by the Investor from time to time as the account into which the Note Parties shall make all payments to the Investor under this Agreement and the other Note Documents.

“Disputes” has the meaning specified in ~~Section 4.23(b)~~Section 4.23(c).

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Capital Stock that would constitute Disqualified Capital Stock, in each case of clauses (a) through (d), prior to the date that is ninety-one (91) days after the Maturity Date; provided that, if such Capital Stock is issued to any plan for the benefit of any employee, director, manager or consultant of Company or its Subsidiaries or by any such plan to such employee, director, manager or consultant, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employee, director, manager or consultant.

“Dollars” and the sign “$” mean the lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

~~“Dutch Note Party” means any Note Party organized under the laws of the Netherlands.~~

~~“Dutch Security Agreement” means the Dutch law governed security agreement to be entered into by the Collateral Agent as pledgee and Bolt Europe B.V. as pledgor.~~

~~“Dutch Security Documents” means the Dutch Security Agreement, the Dutch Share Pledge Deed and each other document expressed to be governed by Dutch law creating or expressing to create any Lien with respect to the obligations of the Note Parties under any of the Note Documents.~~

~~“Dutch Share Pledge Deed” means the Dutch law governed notarial deed of pledge of shares to be entered into by the Collateral Agent as pledgee, Bolt Threads, Inc. as pledgor and Bolt Europe B.V. as company.~~

“Eligible Assignee” means (a) the Investor, any Affiliate of the Investor and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which other entity extends credit or buys loans as one of its or its Affiliates’ businesses, or other Person (other than a natural Person) which shall be subject, to the extent no Event of Default under clauses (a) or (g) of Section 8.1 has occurred and is continuing, to the consent of Company (not to be unreasonably withheld or delayed; such consent of Company being deemed to be given if Company has not responded within five (5) Business Days of its receipt of the request for such consent); provided, neither (i) Issuer nor any Subsidiary of Issuer nor (ii) any Affiliate of Issuer shall, in any event, be an Eligible Assignee.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Accounts” means (a) any Deposit Account of a Note Party that is used by such Note Party solely as a payroll account for the employees of such Note Party, (b) zero balance accounts so long as the balance in such account is zero at the end of each Business Day, (c) any Deposit Account the balance of which consists exclusively of (i) withheld income Taxes and federal, state, local or foreign employment Taxes in such amounts as are required in the reasonable judgment of a Note Party to be paid to the Internal Revenue Service or any other U.S., federal, state or local or foreign government agencies with respect to employees of such Note Party or (ii) any fiduciary or trust account held exclusively for the benefit of an unaffiliated third party, (e) cash collateral account to cash collateralize letters of credit, and (f) any other such accounts as may be agreed to by the Investor in writing (at the reasonable discretion of the Investor).

“Excluded Assets” means (a) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted by applicable law, rule or regulation, (b) assets to the extent the pledge thereof or grant of security interests therein (x) is prohibited or restricted by applicable law, rule or regulation, (y) would cause the destruction, invalidation or abandonment of such asset under applicable law, rule or regulation, or (z) requires any consent, approval, license or other authorization of any third party or Governmental Authority (excluding any prohibition or restriction that is ineffective under the UCC), (c) assets where the cost of obtaining a security interest therein is excessive in relation to the practical benefit to the Investor afforded thereby as reasonably determined between Company and the Investor, (d) any lease, license, contract, property right or agreement, or any property subject to a purchase money security interest, Capital Lease obligation or similar arrangement, in each case to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than Company or any of its Subsidiaries) or otherwise require consent thereunder (other than from Company or any of its Subsidiaries) after giving effect to the applicable anti-assignment provisions of the UCC, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC, notwithstanding such prohibition, (e) any Excluded Account, (f) Capital Stock of any Excluded Subsidiary, and (g) any applications for trademarks or service marks filed in the United States Patent and Trademark Office or any successor thereto (the “PTO”) on the basis of the applicant’s intent-to-use such trademark or service mark, prior to the filing of an amendment with the PTO under 15 U.S.C. §1051(c) that brings the application into conformity with 15 U.S.C. §1051(a) or the filing of a verified statement of use with the PTO under 15 U.S.C. §1051(d) that has been examined and accepted by the PTO.

“Excluded Subsidiary” means any Subsidiary that (a) does not own any material Intellectual Property and (b) (i) has an amount of total revenues that does not exceed (x) individually, 5.0% of the revenue of the Note Parties, and (y) in the aggregate of all such Subsidiaries, 10.0% of the revenue of the Note Parties, (ii) has an amount of total assets that does not exceed (x) individually, 5.0% of the total assets of the Note Parties, and (y) in the aggregate of all such Subsidiaries, 10.0% of the total assets of the Note Parties, or (iii) only operates as a sales office. As of the Closing Date, Bolt Threads Australia PTY Limited is an Excluded Subsidiary.

“Fair Share” has the meaning specified in Section 7.2.

“Fair Share Contribution Amount” has the meaning specified in Section 7.2.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FCPA” has the meaning specified in Section 4.28.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer or such similar officer of Company that such financial statements fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” has the meaning specified in Section 5.1(d).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Company and its Subsidiaries, which, as of the Closing Date, ends on December 31 of each calendar year.

“Foreign Official” means any officer or employee of a non-U.S. government or any department, agency, or instrumentality thereof, or of a public international organization, or any Person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect from time to time ~~and with respect to any Dutch Guarantor and its Subsidiaries (if applicable), generally accepted accounting principles as in effect in the Netherlands from time to time~~.

“Ginkgo” has the meaning specified in the preamble hereto.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, regulatory body, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” has the meaning specified in the Pledge and Security Agreement.

“Guaranteed Obligations” has the meaning specified in Section 7.1.

“Guarantor” means each Subsidiary of Company which executes and delivers this Agreement on the Closing Date or a Counterpart Agreement after the Closing Date, in each case, unless and until such time as the respective Guarantor is released from all of its obligations under the Guaranty in accordance with the terms hereof.

“Guaranty” means the guaranty of each Guarantor set forth in Article VII.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to the Investor which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (a) the audited financial statements of Company and its Subsidiaries for the Fiscal Years ended December 31, 2018 and December 31, 2019, consisting of balance sheets and the related consolidated statements of operations, comprehensive loss, convertible preferred stock and stockholders’ deficit, and cash flows for such Fiscal Year, and (b) for the Fiscal Quarter ended June 30, 2022, internally prepared, unaudited financial statements of Company and its Subsidiaries consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows, in the case of clause (b), certified by the chief financial officer or similar officer of Company as fairly presenting, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments.

“Indebtedness” means, as applied to any Person, without duplication: (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) all obligations of such Person evidenced by notes, bonds or similar instruments or upon which interest payments are customarily paid and all obligations in respect of notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-outs or other deferred payment obligations in connection with an acquisition (excluding current account payables and vendor commitments incurred in the ordinary course of business and repayable in accordance with customary trade terms); (e) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; provided, however, that the amount of such Indebtedness will be the lesser of (x) the fair market value of such asset at such date of determination and (y) the unpaid amount of such Indebtedness of such other Persons; (g) the face amount of any letter of credit or letter of guaranty issued, bankers’ acceptances facilities, surety bonds and similar credit transactions issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (h) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Indebtedness of another; (i) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the Indebtedness of the obligor thereof will be paid or discharged or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (j) any liability of such Person for Indebtedness of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (i) or (ii) of this clause (j), the primary purpose or intent thereof is as described in clause (i) above; (k) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement) and (l) Disqualified Capital Stock. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly non-recourse to such Person.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, documented out-of-pocket costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of one primary counsel (and, if necessary, of any regulatory or subject matter expert counsel and of a single local counsel in each relevant material jurisdiction) for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Note Documents or the transactions contemplated hereby or thereby (including the Investor’s agreement to make purchases or the use or intended use of the proceeds thereof, or any enforcement of any of the Note Documents (including any sale of, collection from, or other realization upon, any of the Collateral or the enforcement of the Guaranty)).

“Indemnified Taxes” has the meaning specified in Section 2.12(a).

“Indemnitee” has the meaning specified in Section 10.3.

“Initial Investor” means the Investor party to this Agreement on the Closing Date.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Intellectual Property” has the meaning as set forth in the Pledge and Security Agreement.

“Intercompany Note” means a global intercompany note in form and substance reasonably satisfactory to the Investor.

“Interest Payment Date” means (i) the last Business Day of each Fiscal Quarter, commencing on the first such date to occur after the Closing Date and (ii) the Maturity Date.

“Internal Reorganization Transaction” means a bona fide internal reorganization transaction pursuant to which (i) Issuer either merges into a Successor Issuer or becomes a wholly-owned subsidiary of a Successor Issuer and (ii) all of the Capital Stock of such Successor Issuer is owned, directly or indirectly, by Persons who were holders of the Capital Stock of Issuer immediately prior to the consummation of such transaction.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (a) for the purpose of hedging the interest rate exposure associated with Company’s and its Subsidiaries’ operations, (b) approved by the Investor, and (c) not for speculative purposes. The amount of the obligation of any Person under any Interest Rate Agreement shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Interest Rate Agreement had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Interest Rate Agreement provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Internal Revenue Service” means the United States Internal Revenue Service.

“Investment” means (a) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any of the securities or Capital Stock or all or substantially all of the assets of any other Person (or of any division or business line of such other Person); (b) any direct or indirect loan, advance or capital contributions by Company or any of its Subsidiaries to any other Person; and (c) any direct or indirect guarantee of any obligations of any other Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto minus the lesser of such cost and the sum of any dividend, distribution, interest payment, return of capital, repayment or other amount or value received, in each case, in cash in respect of such Investment, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment.

“Investor” means the Investor listed on the signature pages hereto as the Investor, and any other Person that becomes a party hereto pursuant to an Assignment Agreement other than any Person that ceases to be a party hereto pursuant to any Assignment Agreement.

“Issuer” has the meaning specified in the preamble hereto.

“Issuance Request” means an irrevocable written notice substantially in the form of Exhibit B.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, code, ruling, or order of, including the administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, or any agreement with, any Governmental Authority.

“Lien” means (a) any lien, mortgage, pledge, assignment, hypothec, deed of trust, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement~~, right of retention (retentierecht) or right of reclamation (recht van reclame)~~  and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of securities or Capital Stock, any purchase option, call or similar right of a third party with respect to such securities or Capital Stock.

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (a) the business operations, properties, assets or financial condition of Company and its Subsidiaries taken as a whole; (b) the ability of the Note Parties, taken as a whole, to fully and timely perform their payment obligations under any Note Document to which they are a party; (c) the legality, validity, binding effect, or enforceability against the Note Parties, of the Note Documents to which they are parties; (d) the Collateral or the validity, perfection or priority of Collateral Agent’s Liens on the Collateral (subject to Permitted Liens); or (e) the rights, remedies and benefits (taken as a whole) available to, or conferred upon, the Investor under any Note Document.

“Material Debt” means Indebtedness in an aggregate principal amount of greater than or equal to $1,000,000.

“Material Real Property” means any fee-owned real property and owned by any Note Party with a fair market value as reasonably determined by Company equal to or greater than $5,000,000.

“Maturity Date” means the earlier of (a) ~~October 14, 2024~~December 31, 2027 and (b) the date that the Notes shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Moody’s” means Moody’s Investor Services, Inc.

“Non-US Investor” has the meaning specified in Section 2.12(d)(i).

“Notes” ~~has the meaning set forth in the recitals to this Agreement.~~means, unless otherwise specified, (i) for the period from and including the Closing Date to but excluding the Amendment No. 1 Effective Date, the Closing Date Notes and (ii) for the period from and including the Amendment No. 1 Effective Date and thereafter, the Amendment No. 1 Notes.

“Note Document” means any of this Agreement, the Closing Date Notes, if any, the Amendment No. 1 Notes, if any, the Collateral Documents, any Guaranty, the Intercompany Note and all other documents, instruments or agreements executed and delivered by a Note Party for the benefit of Collateral Agent or the Investor in connection herewith.

“Note Exposure” means, with respect to the Investor, as of any date of determination, the outstanding principal amount of the Notes of the Investor; provided, at any time prior to the purchase of the Notes on the Closing Date, the Note Exposure of the Investor shall be equal to the Investor’s Commitment.

“Note Party” means Company or any Guarantor.

“Obligations” means all indebtedness, advances, debts or obligations of every nature of each Note Party and its Subsidiaries from time to time owed to Collateral Agent (including former Collateral Agents), the Investor, or any of them, under any Note Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Note Party, would have accrued on any Obligation, whether or not a claim is allowed against such Note Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance). Notwithstanding the foregoing, the Obligations shall not include any obligations under any warrant or other equity instrument.

“OFAC” has the meaning specified in the definition of “Anti-Terrorism Laws”.

“OFAC Sanctions Programs” means (a) the Requirements of Law and Executive Orders administered by OFAC, including but not limited to, Executive Order No. 13224, and (b) the list of Specially Designated Nationals and Blocked Persons administered by OFAC, in each case, as renewed, extended, amended, or replaced.

“Organizational Documents” means (a) with respect to any corporation or exempted company, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, as applicable, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its deed of incorporation, its articles of organization, articles of association or certificate of formation, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Note Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to Collateral Agent or the Investor, Taxes imposed as a result of a present or former connection between Collateral Agent or the Investor and the jurisdiction imposing such Tax (other than connections arising from Collateral Agent or the Investor having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Note Document, or sold or assigned an interest in any Note or Note Document).

“Other Taxes” has the meaning specified in Section 2.12(b).

“PATRIOT Act” has the meaning specified in Section 4.28.

“Perfection Certificate” means a certificate in form reasonably satisfactory to the Investor that provides information with respect to the assets of each Note Party.

“Permitted Acquisition” means any acquisition by Company or any other Note Party, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided,

(a) immediately prior to, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

(b) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Guarantor in connection with such acquisition shall be owned 100% by Company, another Note Party, or a wholly owned direct or indirect Subsidiary of Company, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Section 5.10 and/or Section 5.12, as applicable;

(c) the Person or Persons (or assets, business line, unit or division) being acquired shall be in the same or a related line of business as Company or any of its Subsidiaries, or is ancillary or complementary thereto; and

(d) the consideration paid by the Company or any other Note Party in connection with any such acquisition does not exceed $15,000,000 in the aggregate.

“Permitted Indebtedness” means:

(a) Indebtedness of Issuer and its Subsidiaries existing as of the Closing Date set out more specifically on Schedule 6.1;

(b) the Obligations;

(c) Permitted Intercompany Investments;

(d) Deferred Payment Obligations;

(e) Indebtedness in an aggregate amount not to exceed at any time, together with any amounts incurred pursuant to clause (r) of this definition as a refinancing (or refinancings of such refinancings) of Indebtedness described in this clause (e), $15,000,000 with respect to (i) Capital Leases and (ii) purchase money Indebtedness (including any Indebtedness assumed in connection with a Permitted Acquisition); provided that any such Indebtedness shall be secured only by the asset subject to such Capital Lease or by the asset acquired in connection with the incurrence of such Indebtedness and the proceeds thereof;

(f) guarantees by Company or any Subsidiary in respect of Indebtedness otherwise permitted hereunder; provided that such guaranty constitutes a Permitted Intercompany Investment;

(g) Subordinated Debt;

(h) [reserved];

(i) Indebtedness and obligations owing under Interest Rate Agreements;

(j) Indebtedness of a Person acquired in a Permitted Acquisition; provided that (i) such Indebtedness is either purchase money indebtedness or a Capital Lease with respect to equipment or mortgage financing with respect to real property, (ii) such Indebtedness was in existence prior to the date of such Permitted Acquisition, (iii) such Indebtedness was not incurred in connection with, or in contemplation of, such Permitted Acquisition and (iv) no Note Party or Subsidiary of a Note Party (other than the target of such Permitted Acquisition or the Subsidiary formed to acquire the Capital Stock or assets of such Person) is liable therefor;

(k) Indebtedness consisting of the financing of insurance premiums arising in the ordinary course of business; and

(l) unsecured Indebtedness consisting of trade payables, accrued expenses or royalties owed to trade creditors incurred in the ordinary course of business;

(m) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(n) intercompany Indebtedness (including guarantees) (i) owed by any non-Note Party Subsidiary to a Note Party to the extent permitted pursuant to clause (v) of the definition of “Permitted Intercompany Investments” or (ii) owed by a non-Note Party Subsidiary to another non-Note Party Subsidiary;

(o) Indebtedness incurred on corporate credit cards in the ordinary course of business;

(p) Indebtedness consisting of letters of credit;

(q) any refinancings, refundings, renewals or extensions of Indebtedness described in (c) through (q), which refinancings, refundings, renewals or extensions are made in compliance with such respective applicable clause and which do not shorten the maturity thereof or increase the principal amount thereof; and

(r) other unsecured Indebtedness of the Note Parties not to exceed $500,000 at any time~~; and~~ .

~~(s) Indebtedness arising under a declaration of joint and several liability used for the purpose of section 2:403 BW (and any residual liability under such declaration arising pursuant to section 2:404 BW), provided that such 403 declaration is issued by a Note Party incorporated in the Netherlands in respect of other Note Parties incorporated in the Netherlands only.~~

“Permitted Intercompany Investments” means Investments by (including equity Investments held by): (i) a Note Party to or in another Note Party; (ii) a wholly-owned direct or indirect Subsidiary that is not a Note Party to or in another wholly-owned direct or indirect Subsidiary that is not a Note Party; (iii) a non-wholly-owned direct or indirect Subsidiary that is not a Note Party to or in another non-wholly-owned direct or indirect Subsidiary that is not a Note Party; (iv) a Subsidiary that is not a Note Party to or in a Note Party, so long as, in the case of a loan or an advance, such loan or advance is evidenced by the Intercompany Note; and (v) a Note Party to or in a direct or indirect Subsidiary that is not a Note Party in an aggregate amount not to exceed $500,000 in any Fiscal Quarter.

“Permitted Investments” means:

(a) Investments in cash and Cash Equivalents;

(b) Permitted Intercompany Investments;

(c) Permitted Acquisitions;

(d) (i) existing Investments of Company described in Schedule 6.6 and (ii) Company’s board-approved investment policy and any modification, replacement, renewal or extension of the foregoing; provided that, the amount of the original Investment is not increased except pursuant to a contractual requirement to increase the amount of such Investment as in effect on the Closing Date, which requirement exists on the Closing Date;

(e) Investments consisting of (i) endorsements of negotiable instruments for collection or deposit in the ordinary course of business, (ii) extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss, and (iii) prepayments and deposits to suppliers in the ordinary course of business;

(f) (i) guarantees permitted by Section 6.1 and (ii) guarantees by Company or any Subsidiary of operating leases or of other obligations that do not constitute Indebtedness entered into in the ordinary course of business;

(g) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(h) Investments received as non-cash consideration in a disposition permitted by Section 6.7 or Section 6.8;

(i) Investments of any Person (or any Subsidiary of such Person) in existence at the time such Person (or any Subsidiary of such Person) becomes a Subsidiary of Company; provided that, such Investments were not made in connection with or anticipation of such Person becoming a Subsidiary;

(j) Investments consisting of Permitted Liens;

(k) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business in an aggregate amount not to exceed $500,000 at any time during the term hereof; provided that this paragraph (k) shall not apply to Investments of the any Note Party in any Subsidiary;

(l) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of the any Note Party or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by any Note Party’s governing body; provided, however, all Investments subject to this subsection (l) shall not exceed $500,000 in the aggregate during the term hereof;

(m) Joint Ventures or strategic alliances in the ordinary course of any Note Party’s business consisting of the non-exclusive licensing of technology, the development of technology or the provision of technical support, provided that any cash investments by any Note Party do not exceed $500,000 in the aggregate during the term hereof;

(n) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the any Note Party;

(o) equity Investments owned as of the Closing Date in any Subsidiary;

(p) Investments pursuant to any contract manufacturing and production site agreement or similar agreement with Heller Leder GmbH & Co KG, as may be amended; and

(q) other Investments in an aggregate amount not to exceed $500,000 at any time.

“Permitted License” means (i) nonexclusive licenses and sublicenses, (ii) licenses exclusive as to geography outside of the United States or as to field to use, ~~and~~ (iii) non-exclusive licenses in connection with joint ventures, corporate collaborations, and non-exclusive licenses for contract manufacturing on behalf of Company, in the case of each of clauses (i), (ii) and (iii), granted in the ordinary course of business, and (iv) the IP Transfer Agreement.

“Permitted Liens” means:

(a) [Reserved];

(b) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Note Document;

(c) Liens for Taxes not yet due and payable or if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings and diligently conducted and adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business for amounts not yet overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings and adequate reserves therefor are maintained in accordance with GAAP;

(e) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(f) deposits in the ordinary course of business of any Note Party to secure liabilities to insurance carriers, lessors, utilities and other service providers;

(g) easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

(h) any interest or title of a lessor or sublessor under any lease, license or sublease (that is otherwise permitted hereunder without reference to this clause (h)) entered into by any Note Party or any Subsidiary thereof and in the ordinary course of its business and covering only the assets so leased, licensed or subleased;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) Liens described in Schedule 6.2 and any renewals or extensions thereof; provided that, (i) the property covered thereby is not changed other than improvements upon such property, (ii) the obligor with respect thereto is not changed and (iii) any renewal or extension of the obligations secured thereby is permitted by Section 6.1;

(l) Liens securing Capital Leases and purchase money Indebtedness permitted pursuant to clause (e) of the definition of Permitted Indebtedness; provided, any such Lien shall encumber only the asset subject to such Capital Lease or the asset acquired with the proceeds of such Indebtedness;

(m) any attachment or judgment Liens not constituting an Event of Default under Section 8.1(h);

(n) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by Company or any of its Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to overdrafts, cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(o) Liens securing any Indebtedness pursuant to clauses (g) and (s) of the definition of “Permitted Indebtedness”;

(p) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(q) Permitted Licenses; and

(r) any security interest or right to set-off arising under the general terms and conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) in favour of an account bank, with respect to Dutch deposit accounts of any Note Party.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, estate, trusts, banks, trust companies, land trusts, business trusts, company, firm or other enterprise, association, entity or organizations, whether or not legal entities, and Governmental Authorities.

“Plan Assets” means “plan assets” as defined in the Plan Asset Regulation.

“Pledge and Security Agreement” means the Pledge and Security Agreement executed by Grantors in favor of Collateral Agent for the benefit of the Secured Parties, as it may be amended, supplemented or otherwise modified from time to time.

“Preferred Stock” means the preferred Capital Stock of Company.

“Projections” has the meaning specified in Section 4.8.

“PTO” has the meaning specified in the definition of “Excluded Assets”.

“Purchase Price” has the meaning specified in Section 2.1(a)(i).

~~“Qualified Equity Issuance” means the one or more issuances of Common Stock or other equity interests and/or Subordinated Debt of the Company with gross cash proceeds greater than or equal to $50,000,000.~~

“Recipient” means the Collateral Agent or the Investor, as applicable.

“Register” has the meaning specified in Section 2.3(b).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Fund” means, with respect to the Investor that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as the Investor or by an Affiliate of such investment advisor.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, or requirements of any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Company now or hereafter outstanding, except a dividend payable solely in shares of Capital Stock to the holders thereof; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Company or any of its Subsidiaries that is not a Note Party now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Company or any of its Subsidiaries that is not a Note Party now or hereafter outstanding, and (d) any voluntary redemption, purchase, retirement or defeasance (including in substance or legal defeasance) prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any subordinated Indebtedness.

“S&P” means Standard & Poor’s Financial Services, LLC, or any successor to the ratings agency business thereof.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.

“Securities Account” means a securities account (as defined in the UCC).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Solvent” means, with respect to Company and its Subsidiaries on a consolidated basis, that as of the date of determination, both (a)(i) the sum of Company’s and its Subsidiaries’ debt (including contingent liabilities), taken as a whole, does not exceed the present fair saleable value of Company’s and its Subsidiaries’ present assets, taken as a whole; (ii) the capital of Company and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of Company and its Subsidiaries, taken as a whole; and (iii) Company and its Subsidiaries, taken as a whole, have not incurred and do not intend to incur, or believe that they will incur, debts beyond their ability to pay such debts as they become due (whether at maturity or otherwise); and (b) Company and its Subsidiaries, taken as a whole, are “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“SPAC Transaction” means the consummation of the transaction contemplated by that certain business combination agreement, dated as of October 4, 2023, by and among Golden Arrow Merger Corp., a Delaware corporation, the Company and Beam Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Golden Arrow Merger Corp., pursuant to which (i) Beam Merger Sub, Inc. shall merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Golden Arrow Merger Corp., and (ii) Golden Arrow Merger Corp. shall change its name to Bolt Projects Holdings, Inc. and will remain a publicly-listed corporation.

“Subordinated Debt” means Indebtedness of Issuer that is subordinated in right of payment and with respect to any Liens securing such Indebtedness, in each case, to the Obligations pursuant to a subordination, intercreditor, or other similar agreement in form and substance reasonably satisfactory to the Investor entered into between Collateral Agent and the other creditor.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Successor Issuer” means a Person who is a successor of Issuer or a Person who issues Capital Stock in any Internal Reorganization Transaction in which the common stock is converted into or exchanged for, in whole or in part, Capital Stock of such Person.

“Surviving Person” means the surviving Person in a merger, consolidation, sale or similar transaction involving Issuer.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding) of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed by any Governmental Authority and all interest, penalties, additions to tax or other liabilities with respect thereto.

“TDA” means that certain Technical Development Agreement, dated as of October 14, 2022, by and between the Investor and the Company.

“Treasury Rate” means the rate listed in The Wall Street Journal for 3-Month United States Treasury securities on the date three (3) Business Days prior to the applicable Interest Payment Date.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“UETA” means the Uniform Electronic Transactions Act.

“United States” and “U.S.” mean the United States of America.

Section 1.2 Accounting and Other Terms.

(a) Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Investor pursuant to Section 5.1(a) and Section 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470 20 on financial liabilities shall be disregarded. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts referred to herein shall be made, without giving effect to any change to GAAP occurring after the Closing Date as a result of the adoption of Financial Accounting Standards Board Accounting Standards Codification 842 (or any other Accounting Standards Codification having a similar result or effect and related interpretations), or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a Capital Lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on the Closing Date; it being further agreed that all liabilities under or in respect of any lease (whether now outstanding or at any time hereafter entered into or incurred) that, under GAAP as in effect on the Closing Date, would be accrued as an operating lease expense and would not constitute a Capital Lease shall continue to be treated as operating lease expense in accordance with GAAP as in effect on the Closing Date and shall not constitute a Capital Lease.

(b) All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the UCC as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Investor may otherwise reasonably determine.

(c) For purposes of determining compliance with any incurrence or expenditure tests set forth in this Agreement, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars ($)) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other recognized and publicly available service for displaying exchange rates as may be reasonably selected by the Investor or, in the event no such service is available, on such other basis as is reasonably satisfactory to the Investor) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other recognized and publicly available service for displaying exchange rates as may be reasonably selected by the Investor or, in the event no such service is available, on such other basis as is reasonably satisfactory to the Investor) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).

Section 1.3 Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Article, Section, Appendix, Schedule or Exhibit shall be to an Article, a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. Any reference herein or in any other Note Document to the satisfaction, repayment, or payment in full of the Obligations or Guaranteed Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Notes, together with the payment of any premium applicable to the repayment of the Notes, (ii) all costs, expenses, or indemnities payable pursuant to Section 10.2 or Section 10.3 of this Agreement that have accrued and are unpaid regardless of whether demand has been made therefor and (iii) all fees, charges (including loan fees, service fees, professional fees, and expense reimbursement) and other Obligations that have accrued hereunder or under any other Note Document and are unpaid and (b) the receipt by the Investor of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to the Investor at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as the Investor reasonably determines is appropriate to secure such contingent Obligations. Notwithstanding anything in this Agreement to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be enacted, adopted, issued, phased in or effective after the date of this Agreement regardless of the date enacted, adopted, issued, phased in or effective. Unless the context requires otherwise (a) any definition of or reference to any Note Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in any Note Document) and (b) any reference to any law or regulation shall (i) include all statutory and regulatory provisions consolidating, amending, replacing or interpreting or supplementing such law or regulation, and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. This Section 1.3 shall apply, mutatis mutandis, to all Note Documents.

Section 1.4 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight-saving time, as in effect in New York, New York on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding” and the word “through” means “to and including”; provided, however, that with respect to a computation of fees or interest payable to the Investor, such period shall in any event consist of at least one full day.

~~Section 1.5 Dutch Terms.~~

~~(a) a “liquidator” includes a curator or a beoogd curator;~~

~~(b) a “Lien” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right of reclamation (recht van reclame), and any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);~~

~~(c) an “attachment” includes a conservatoir beslag or executoriaal beslag;~~

~~(d) “director” includes a managing director (bestuurder) and “board of directors” includes a managing board (bestuur).~~

~~(e) a necessary action to authorize, where applicable, includes without limitation:~~

~~(1) any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden); and~~

~~(2) obtaining positive or neutral advice (advies) from the competent works council(s) provided such advice:~~

~~i. is unconditional; or~~

~~ii. only contains conditions which can reasonably be expected to be satisfied without resulting in:~~

~~1) non-compliance by any Note Party with any of the terms of any Note Document; or~~

~~2) any representation or statement made or deemed to be made by a Note Party in any Note Document or any other document delivered by or on behalf of any Note Party under or in connection with any Note Document being or proving to have been incorrect or misleading;~~

~~(f) a winding-up, administration or dissolution includes a Dutch entity being:~~

~~(1) declared bankrupt (failliet verklaard);~~

~~(2) dissolved (ontbonden); or~~

~~(3) filing a declaration under article 370(3) of the Dutch Bankruptcy Act (Faillissementswet), a notice under Section 36 of the Dutch Tax Collection Act of The Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990).~~

~~(g) a reorganization in the context of insolvency or insolvency proceedings includes statutory proceedings for the restructuring of debt (akkoordprocedure) under the Dutch Bankruptcy Act (Faillissementswet)~~

~~(h) a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend;~~

~~(i) an administrator includes a bewindvoerder, a beoogd bewindvoerder, a herstructureringsdeskundige or an observator within the meaning of the Dutch Bankruptcy Act (Faillissementswet);~~

~~(j) a receiver or an administrative receiver does not include a curator or bewindvoerder;~~

~~(k) a composition includes an akkoord within the meaning the Dutch Bankruptcy Act (Faillissementswet)~~

~~(l) “enforcing” (or any derivation) of the Collateral includes the making of a demand under the Parallel Debt (as defined in the Dutch Security Agreement) by the Administrative Agent;~~

~~(m) “the Netherlands” shall refer to the European part of the Kingdom of the Netherlands and “Dutch” means in or of the Netherlands.~~

Article II

NOTES

Section 2.1 Notes.

(a) Closing Date Notes Issuance.

(i) Purchase and Sale of the Closing Date Notes. Subject to the terms and conditions hereof, the Investor agrees to purchase, and Issuer agrees to issue, sell and deliver, on the Closing Date, Closing Date Notes in an amount equal to the Investor’s Commitment (the “Purchase Price”). Any Closing Date Note issued under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed or reissued. The Investor’s Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the purchase of Closing Date Notes in an amount equal to the Investor’s Commitment on such date. The Closing Date Notes issued pursuant hereto shall evidence the principal amounts of all Closing Date Notes sold hereunder and the date and principal amount of each purchase and sale of Closing Date Notes to the Investor by Issuer, as well as each payment or prepayment made on account of the principal thereof, and in each case the resulting aggregate unpaid principal balance thereof (including capitalized interest), shall be recorded by the Investor in accordance with Section 2.3(b).

(ii) The Closing. The purchase and sale of the Closing Date Notes will occur at a closing (the “Closing”) to be held at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199, or at such other location as may be agreed upon by the parties hereto, subject to the terms and conditions hereof.

(iii) Payment of Purchase Price. Upon satisfaction or waiver of the conditions precedent specified herein, at the Closing, the Investor shall pay or cause to be paid the Purchase Price to Issuer by wire transfer in immediately available funds, in accordance with the wire instructions for Issuer set forth on Schedule 2.1 or as otherwise directed by Issuer, and against such payment, Issuer will deliver the Closing Date Notes issued in the names of the Investor.

(b) Issuer shall deliver to the Investor a fully executed Issuance Request no later than 2:00 p.m. three (3) Business Days prior to the Closing Date (or such shorter period permitted by the Investor), with respect to the Closing Date Notes.

The Investor (A) shall be entitled to rely conclusively on any Authorized Officer’s authority to request the purchase of Notes on behalf of Issuer until the Investor receive written notice to the contrary, and (B) shall have no duty to verify the authenticity of the signature appearing on any written Issuance Request.

Section 2.2 Use of Proceeds. The proceeds of the sale by Issuer of the Notes shall be applied by Company (a) to fund the Technical Services Credit set forth in, or otherwise in accordance with, the TDA and (b) for working capital and general corporate purposes of the Company. No portion of the proceeds of the sale by Issuer of the Notes shall be used in any manner that causes or might cause such sale and purchase of the Notes or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

Section 2.3 Evidence of Debt; Register; Investor’s Books and Records; Notes.

(a) Investor’s Evidence of Debt. The Investor shall maintain on its internal records in accordance with its usual practice an account or accounts evidencing the Obligations of Issuer to the Investor, including the amounts of the Notes purchased by it and each repayment in respect thereof. Any such recordation shall be conclusive and binding on Issuer, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not in any manner affect Issuer’s Obligations in respect of any Notes; and provided further, in the event of any inconsistency between the Register and the Investor’s records, the recordations in the Register shall govern in the absence of manifest error.

(b) Register. The Collateral Agent, acting solely for this purpose as an agent of Company, shall maintain a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Investor and principal amounts of the Notes (and stated interest therein) purchased by the Investor pursuant to the terms hereof from time to time (the “Register”). The Register shall be available for inspection by Issuer and the Investor at any reasonable time and from time to time upon reasonable prior written notice. The Collateral Agent shall record in the Register the Notes, and each repayment in respect of the principal amount of the Notes, each assignment and assumption, and any such recordation shall be conclusive and binding on Issuer and the Investor, absent manifest error. The entries in the Register shall be conclusive absent manifest error, and each Person whose name is recorded in the Register pursuant to the terms hereof shall be treated as the owner of the applicable Note for all purposes hereunder. The parties intend that any interest in or with respect to the Notes under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Internal Revenue Code and any regulations thereunder (and any successor provisions), including without limitation under Section 5f.103-1(c) and proposed Section 1.163-5 of the United States Treasury Regulations (and any successor provisions), and the provisions of this Agreement shall be construed in a manner that gives effect to such intent.

(c) Exchange. Notes may be exchanged at the option of the Investor holding such Note for Notes of a like aggregate principal amount, but in different denominations. Whenever any Notes are so surrendered for exchange, Issuer, at its expense, will execute and deliver the Notes that the Investor making the exchange is entitled to receive.

(d) Replacement Notes. If any mutilated Note is surrendered to Issuer, or if any Note is lost or stolen and Issuer receives evidence to its satisfaction of the ownership and the destruction, loss or theft of such Note, Issuer shall issue a replacement Note. If required by Issuer, an unsecured indemnity must be supplied by the applicable Investor that is sufficient in the judgment of Issuer to protect Issuer from any loss that it may suffer if a Note is replaced.

(e) Restrictive Securities Legend. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear the following legend:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER MAY NOT OFFER, SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE, OR OTHERWISE DISPOSE OF OR ENCUMBER THIS NOTE EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PROSPECTUS UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, RESPECTIVELY, OR WITH AN EXEMPTION FROM SUCH REGISTRATION OR PROSPECTUS REQUIREMENT AND (II) IN COMPLIANCE WITH SECTION 2.3 OF THAT CERTAIN SENIOR SECURED NOTE PURCHASE AGREEMENT DATED OCTOBER 14, 2022, AMONG ISSUER, COLLATERAL AGENT, THE INVESTOR AND THE OTHER NOTE PARTIES PARTY THERETO (EACH AS DEFINED THEREIN).”

Section 2.4 Interest.

(a) Except as otherwise set forth herein, interest shall be payable on the unpaid and outstanding principal amount of the Notes, from the Closing Date until and including the Maturity Date, at a rate equal to the Applicable Rate.

(b) Interest payable hereunder shall be computed on the basis of a 360 day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest in respect of any Note, the date of the issuance of such Note shall be included, and the date of payment of such Note shall be excluded.

(c) Accrued interest in respect of the Notes shall be payable in cash in arrears (i) on each Interest Payment Date and (ii) on the Maturity Date. On each Interest Payment Date occurring prior to the Amendment No. 1 Effective Date, accrued interest shall be paid entirely in cash; provided that the interest payment made or to be made, as applicable, on each of (x) September 29, 2023, and (y) December 29, 2023, may, at the option of the Issuer, be paid in kind by capitalizing and adding such remaining portion to the principal of the Notes. On each Interest Payment Date occurring after December 31, 2023, accrued interest shall be either (A) paid entirely in cash, or (B) at the option of the Issuer, a portion of accrued interest equal to or greater than $250,000 may be paid in cash and the remaining portion of accrued interest may be paid in kind by capitalizing and adding such remaining portion to the principal of the Notes. On the Maturity Date, all accrued interest shall be paid in cash.

Section 2.5 Default Interest. Upon the occurrence and during the continuance of an Event of Default, Issuer shall pay interest on the principal amounts of the Notes and, to the extent permitted by applicable law, any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand, at a rate that is 3.0% per annum in excess of the interest rate otherwise payable hereunder with respect to the Notes (the “Default Rate”). All interest payable at the Default Rate shall be payable in kind on each Interest Payment Date or, at the election of the Investor, payable in cash on demand. Payment or acceptance of interest at the Default Rate provided for in this Section 2.5 is not a permitted alternative to timely payment and shall not constitute a waiver of any Default or Event of Default or otherwise prejudice or limit any rights or remedies of the Investor.

Section 2.6 [Reserved]~~]~~.

Section 2.7 Repayment of Notes.

(a) The Notes, together with all other amounts owed hereunder with respect thereto, shall be paid in full in cash on the Maturity Date.

~~(b) Notwithstanding the foregoing, beginning on the last day of the first Fiscal Quarter after any Qualified Equity Issuance (such date, the “Amortization Date”), equal quarterly payments on the last day of each subsequent Fiscal Quarter in an amount determined through a calculation fully amortizing the outstanding principal balance due under the Notes over the period from the Amortization Date through (and including) the Maturity Date.~~

(b) ~~(c)~~ The Issuer may, at any time and from time to time, prepay the principal of the Notes, in whole or in part, without penalty or premium.

Section 2.8 [Reserved].

Section 2.9 General Provisions Regarding Payments.

(a) All payments by Issuer of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to the applicable Investor, not later than 1:00 p.m. to the Investor’s Designated Payment Account on the date due or specified, without presentation or surrender of any Note or the making of any notation thereon, except upon the written request of Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the Investor shall surrender such Note for cancellation, reasonably promptly after such request, to Issuer; funds received by the Investor after that time on such due date shall be deemed to have been paid by Issuer on the next Business Day.

(b) All payments in respect of the principal amount of any Note shall be accompanied by payment of accrued interest on the principal amount being repaid and all other amounts payable with respect to the principal amount being repaid or prepaid.

(c) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

(d) At any time an Application Event has occurred and is continuing, or the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Collateral Agent or the Investor hereunder or under any Collateral Document in respect of any of the Obligations, including, but not limited to all proceeds received by Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part as follows:

first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to Collateral Agent until paid in full;

second, ratably to pay the Obligations in respect of any fees and indemnities then due and payable to the Investor until paid in full;

third, ratably to pay accrued interest in respect of the Notes until paid in full;

fourth, ratably to pay principal of the Notes until paid in full;

and

fifth, to the ratable payment of all other Obligations then due and payable until paid in full.

(e) For purposes of Section 2.9(d), “paid in full” means payment in cash of all amounts owing under the Note Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, in each case other than inchoate indemnity obligations.

(f) In the event of a direct conflict between the priority provisions of Section 2.9(d) and other provisions contained in any other Note Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 2.9(d) shall control and govern.

Section 2.10 [Reserved].

Section 2.11 [Reserved].

Section 2.12 Taxes; Withholding, etc.Withholding of Taxes. Any and all payments by or on account of any obligation of any Note Party hereunder and under the other Note Documents to a Recipient shall (except to the extent required by applicable law (including, for this purpose, FATCA) as determined in the good faith discretion of an applicable withholding agent) be paid free and clear of, and without any deduction or withholding on account of, any Tax, other than (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (A) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of the Investor, in which its applicable investing office is located or (B) that are Other Connection Taxes, (ii) in the case of the Investor, United States federal withholding Taxes imposed on amounts payable to or for the account of the Investor pursuant to a law in effect on the date on which the Investor becomes a party hereto or the Investor changes its investing office, except that this clause (ii) shall not apply to the extent that, pursuant to this Section 2.12 amounts with respect to such Taxes were payable either to the Investor’s assignor immediately before the Investor became a party hereto or to the Investor immediately before it changed its investing office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 2.12(d) and (iv) any withholding Taxes imposed under FATCA (all non-excluded Taxes withheld or deducted from any sums payable by any Note Party hereunder or under any other Note Documents, collectively or individually, “Indemnified Taxes”). If any Note Party or any other Person is required by applicable law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Note Party to a Recipient under any of the Note Documents: (1) such Note Party shall be entitled to make such deduction or withholding and shall timely pay or cause to be paid any such Tax to the relevant Governmental Authority, such payment to be made (if the liability to pay is imposed on any Note Party) for such Note Party’s own account or (if that liability is imposed on the Recipient) on behalf of and in the name of the Recipient; and (2) if such Tax is an Indemnified Tax or Other Tax, the sum payable by such Note Party shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Recipient, receives on the due date an amount equal to the sum it would have received had no such deduction, withholding or payment been required or made.

(a) ~~(b)~~ Other Taxes. The Note Parties shall timely pay to the relevant Governmental Authorities in accordance with applicable law any present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Note Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (“Other Taxes”).

(b) ~~(c)~~ Tax Indemnification. The Note Parties hereby jointly and severally indemnify and agree to hold Collateral Agent and the Investor, within ten (10) days after demand therefor, harmless from and against all Indemnified Taxes and Other Taxes (including, without limitation, Indemnified Taxes and Other Taxes imposed on any amounts payable under this Section 2.12) and any reasonable expenses arising therefrom or with respect thereto payable or paid by such Person, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Issuer by the Investor, or by Collateral Agent on its own behalf, shall be conclusive absent manifest error.

(c) ~~(d)~~ Evidence of Exemption from U.S. Withholding Tax.

(i) If the Investor is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income Tax purposes (a “Non-US Investor”), then the Investor shall, to the extent it is legally entitled to do so, deliver to Issuer and Collateral Agent, on or prior to the Closing Date (in the case of the Investor listed on the signature pages hereof on the Closing Date) or on or prior to the date such Person becomes the Investor hereunder, and at such other times as may be necessary in the determination of Issuer, (i) two copies of Internal Revenue Service Form W-8IMY (with appropriate attachments), W-8BEN, W-8BEN-E or W-8ECI (or any successor forms), as applicable, duly executed by the Investor to establish that the Investor is not subject to, or is eligible for a reduced rate of, deduction or withholding of United States federal income Tax with respect to any payments to the Investor of principal, interest, fees or other amounts payable under any of the Note Documents, and (ii) if the Investor is claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, a certificate to the effect that the Investor is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Issuer within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to Issuer as described in Section 881(c)(3)(C) of the Internal Revenue Code, duly executed by the Investor.

(ii) If a payment made to the Investor under any Note Document would be subject to United States federal withholding Tax imposed by FATCA if the Investor were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), the Investor shall deliver to Issuer and Collateral Agent at the time or times prescribed by law and at such time or times reasonably requested by Issuer or Collateral Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Issuer or Collateral Agent as may be necessary for Issuer to comply with its obligations under FATCA and to determine that the Investor has complied with the Investor’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.12(d)(ii), FATCA shall include any amendments made to FATCA after the date of this Agreement. Notwithstanding the above, the Investor shall not be required to deliver any form or other form of documentation pursuant to this Section 2.12(d)(ii) that such Non-US Investor is not legally able to deliver.

(iii) If the Investor is a “United States person” (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income Tax purposes, then the Investor shall deliver to Issuer and Collateral Agent, on or prior to the Closing Date (in the case of the Investor listed on the signature pages hereof on the Closing Date) or on or prior to the date such Person becomes the Investor hereunder, and at such other times as may be necessary in the determination of Issuer or Collateral Agent (each, in its reasonable exercise of its discretion), two copies of Internal Revenue Service Form W-9 duly executed by the Investor certifying that the Investor is exempt from United States federal backup withholding Taxes.

(iv) The Investor shall, to the extent it is legally entitled to do so, deliver to Issuer, on or prior to the date on which the Investor becomes the Investor under this Agreement (and from time to time thereafter upon the reasonable request of Issuer), executed copies (in such number as shall be requested by Issuer) of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in any applicable withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Issuer to determine the withholding or deduction required to be made. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(d)(i), Section 2.12(d)(ii) and Section 2.12(d)(iii)) shall not be required if in the Investor’s reasonable judgment such completion, execution or submission would subject the Investor to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Investor. The Investor hereby agrees that if any form or certification it previously delivered pursuant to this Section 2.12(d) expires or becomes obsolete or inaccurate in any material respect, the Investor shall update such form or certification, or notify Collateral Agent and Issuer of its inability to deliver any such forms or certificates.

(d) ~~(e)~~ Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.12 (including by the payment of additional amounts pursuant to this Section 2.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.12 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(e) ~~(f)~~ Evidence of Payments. As soon as practicable after any payment of Taxes by Company to a Governmental Authority pursuant to this Section 2.12, Company shall deliver to the Collateral Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Collateral Agent.

Section 2.13 Obligation to Mitigate. If the Investor requests compensation under Section 2.12, or requires Issuer to pay any Indemnified Taxes or additional amounts to the Investor or any Governmental Authority for the account of the Investor pursuant to Section 2.12, then the Investor (at the request of Issuer) will, to the extent not inconsistent with the internal policies of the Investor and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its purchases of Notes through another office of the Investor, or (b) take such other measures as the Investor may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to the Investor pursuant to Section 2.12 would be materially reduced and if, as determined by the Investor in its sole discretion, the purchasing, holding or maintaining of such Notes through such other office or in accordance with such other measures, as the case may be, would not otherwise be disadvantageous to the Investor; provided, Issuer agrees to pay all reasonable costs and expenses incurred by the Investor in connection with utilizing such other office as described above or taking such other measures as the Investor may deem reasonable as described above. A certificate as to the amount of any such expenses payable by Issuer pursuant to this Section 2.13 (setting forth in reasonable detail the basis for requesting such amount) submitted by the Investor to Issuer shall be conclusive absent manifest error.

Article III

CONDITIONS PRECEDENT

Section 3.1 Closing Date. The obligation of the Initial Investor to purchase Closing Date Notes on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

(a) Notes. The Investor shall have received an originally executed Closing Date Note delivered by Issuer for the Initial Investor.

(b) Note Documents. Collateral Agent and the Investor shall have received sufficient copies of each Note Document originally executed (or, in the discretion of the Investor, executed electronically) and delivered by each applicable Note Party for the Investor.

(c) Organizational Documents; Incumbency. The Investor shall have received a certificate for each Note Party, by such Note Party’s secretary or assistant secretary, each dated the Closing Date, attaching (i) copies of each Organizational Document of such Note Party and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of such Person executing the Note Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of such Note Party approving and authorizing the execution, delivery and performance of this Agreement and the other Note Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate (or equivalent document) from the applicable Governmental Authority of such Note Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date~~,~~; and (v) if applicable, attaching a true and complete copy of resolutions adopted by all shareholders and supervisory board directors of such Note Party approving the board resolutions referred to in item (iii) above, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date ~~and (vi) if applicable, attaching a true and complete copy of: (A) written confirmation from the relevant managing directors that no Dutch Note Party has, nor is it in the process of establishing, a works’ council as at the date no earlier than the Closing Date; or (B) if there is a works’ council or central or European works’ council with jurisdiction over that Dutch Note Party or the transactions contemplated by the Note Documents, a copy of: (1) the relevant request for advice from each such works’ council; and (2) the applicable advice providing evidence of the necessary action to authorize the Dutch Note Parties in respect of the Note Documents.~~.

(d) Governmental Authorizations and Consents. Each Note Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary in connection with the transactions contemplated by the Note Documents and each of the foregoing shall be in full force and effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Note Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(e) Personal Property Collateral. Subject to Section 5.14, in order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected first priority security interest (subject to Permitted Liens) in the personal property Collateral, the Investor and Collateral Agent shall have received:

(i) evidence reasonably satisfactory to the Investor of the compliance by each Note Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to authorize and deliver UCC financing statements, originals of securities (including stock certificates, if any, representing pledged Capital Stock along with appropriate endorsements), instruments and chattel paper); and

(ii) a completed Perfection Certificate dated the Closing Date and executed by an Authorized Officer of each Note Party, together with all attachments contemplated thereby.

(iii) the results of a recent search of all effective UCC financing statements (or equivalent filings) made with respect to any assets or property of any Note Party in the jurisdictions specified in the Perfection Certificate, together with copies of all such filings disclosed by such search.

(f) Financial Statements; Projections. Investor shall have received from Company the Historical Financial Statements and the Projections.

(g) Opinion of Counsel to Note Parties. Investor and their respective counsel shall have received executed copy of a customary written opinion of Latham & Watkins LLP, counsel for Note Parties, dated as of the Closing Date.

(h) [Reserved].

(i) Solvency Certificate. On the Closing Date, the Investor shall have received a Solvency Certificate of the chief financial officer or treasurer of Company substantially in the form of Exhibit G, dated as of the Closing Date.

(j) Closing Certificate. Company shall have delivered to the Investor an originally executed Closing Certificate, together with all attachments thereto.

(k) TDA. Company shall have delivered to the Investor an originally executed copy of the TDA.

(l) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments pending or, to Company’s knowledge, threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable judgment of the Investor, singly or in the aggregate, materially impairs any of the other transactions contemplated by the Note Documents, or that would have a Material Adverse Effect.

(m) Due Diligence. The Investor shall have completed their business, market, legal and collateral due diligence, including a collateral audit and review of Company’s and its Subsidiaries’ books and records and verification of the Note Parties’ representations and warranties the Investor, the results of which shall be satisfactory to the Investor.

(n) No Material Adverse Effect. Since ~~December 31, 2020~~September 30, 2023, no event, circumstance or change shall have occurred that has caused or could reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect.

(o) Bank Regulations. Collateral Agent and the Investor shall have received a duly executed Internal Revenue Service Form W-9 (or other applicable Tax forms) and all documentation and other information reasonably requested at least three (3) Business Days prior to the ~~Closing~~Amendment No. 1 Effective Date that is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, and all such documentation and other information shall be in form and substance reasonably satisfactory to Collateral Agent and the Investor, as applicable.

(p) Issuance Request. The Investor shall have received a fully executed and delivered Issuance Request in respect of the Notes.

(q) Representations and Warranties. The representations and warranties contained herein and in each other Note Document, delivered to Collateral Agent or the Investor pursuant hereto or thereto on or prior to the date hereof shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date.

(r) No Default or Event of Default. No event shall have occurred and be continuing or would result from the consummation of the transactions contemplated herein that would constitute an Event of Default or a Default.

The Investor, by delivering its signature page to this Agreement and purchasing the Notes on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Note Document and each other document required to be approved by Collateral Agent, Investor or Investor, as applicable, on the Closing Date.

Article IV

REPRESENTATIONS AND WARRANTIES

In order to induce Collateral Agent and Investor to enter into this Agreement and to purchase the Notes to be made thereby, each Note Party represents and warrants to Collateral Agent and Investor on the Closing Date that the following statements are true and correct:

Section 4.1 Organization; Requisite Power and Authority; Qualification. Each of Company and its Subsidiaries (a) is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of its incorporation or organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Note Documents to which it is a party and to carry out the transactions contemplated thereby and, in the case of Issuer, to make the issuances of Notes hereunder, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect.

Section 4.2 Capital Stock and Ownership. The Capital Stock of each of Company and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Company or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Company or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Company or any of its Subsidiaries of any additional membership interests or other Capital Stock of Company or any of its Subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Company or any of its Subsidiaries.

Section 4.3 Due Authorization. The execution, delivery and performance of the Note Documents have been duly authorized by all necessary action on the part of each Note Party that is a party thereto.

Section 4.4 No Conflict. The execution, delivery and performance by Note Parties of the Note Documents to which they are parties and the consummation of the transactions contemplated by the Note Documents do not and will not (a) violate any provision of any of the Organizational Documents of Company or any of its Subsidiaries; (b) violate in any material respect any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries; (c) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect; (d) result in or require the creation or imposition of any Lien upon any of the material properties or assets of Company or any of its Subsidiaries (other than to the extent constituting Permitted Liens, any Liens created under any of the Note Documents in favor of Collateral Agent, on behalf of Secured Parties); (e) result in any default, non-compliance, suspension revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to its material operations or any of its material properties; or (f) require any approval of stockholders, shareholders, members or partners or any approval or consent of any Person under any material Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Investor.

Section 4.5 Governmental Consents. The execution, delivery and performance by Note Parties of the Note Documents to which they are parties and the consummation of the transactions contemplated by the Note Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date or except as would not reasonably be expected to have a Material Adverse Effect.

Section 4.6 Binding Obligation. Each Note Document has been duly executed and delivered by each Note Party that is a party thereto and is the legally valid and binding obligation of such Note Party, enforceable against such Note Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 4.7 Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither Company nor any of its Subsidiaries has any contingent liability or liability for Taxes, long term lease or unusual forward or long term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, or condition (financial or otherwise) of Company and any of its Subsidiaries taken as a whole.

Section 4.8 Projections. On and as of the Closing Date, the projections and long-term forecast of Company and its Subsidiaries for the period of Fiscal Year 2022 through and including the Maturity Date (the “Projections”) are based on good faith estimates and assumptions made by the management of Company; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material.

Section 4.9 No Material Adverse Effect. Since December 31, 2021, no event, circumstance or change has occurred that has caused or would reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect.

Section 4.10 Adverse Proceedings, etc.

There are no Adverse Proceedings, individually or in the aggregate, that (a) relate to any Note Document or the transactions contemplated hereby or thereby or (b) could materially impair Collateral Agent’s security interest on behalf of the Secured Parties in the Collateral or could reasonably be expected to have a Material Adverse Effect.

Section 4.11 Payment of Taxes. All Tax returns of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes due and payable by or imposed upon Company and its Subsidiaries and upon their respective properties, assets or income which are due and payable have been timely paid, except, in each case, (a) Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with appropriate accounting principles or (b) to the extent the failure to so file or pay could not reasonably be expected to have a Material Adverse Effect.

Section 4.12 Properties, Title. Each of Company and its Subsidiaries has (a) good, sufficient, marketable and legal title to (in the case of fee interests in real property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and valid title to (in the case of all other personal property), all of their respective tangible properties and assets except as would not reasonably be expected to have a Material Adverse Effect, reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.7. All such tangible properties and assets are in working order and condition, ordinary wear and tear excepted, and except as permitted by this Agreement, all such tangible properties and assets are free and clear of Liens.

Section 4.13 [Reserved].

Section 4.14 No Defaults. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect.

Section 4.15 [Reserved].

Section 4.16 Governmental Regulations. Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Company nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

Section 4.17 Margin Stock. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the sale by Issuer of the Notes hereunder will be used by any Note Party to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Section 4.18 [Reserved].

Section 4.19 Certain Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

Section 4.20 Solvency. As of the Closing Date, Company, together with its Subsidiaries on a consolidated basis, after giving effect to the incurrence of Obligations and the sale by Issuer of the Notes hereunder, is Solvent.

Section 4.21 [Reserved].

Section 4.22 Compliance with Statutes, etc. Each of Company and its Subsidiaries is in compliance with (i) its organizational documents and (ii) all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.23 Intellectual Property.

(a) ~~Each~~Except as otherwise permitted herein, each Note Party solely owns, or holds licenses in, all Intellectual Property that is necessary to the conduct of its business as currently conducted, free and clear of all Liens, and each Note Party will continue to own, or hold licenses in, all such Intellectual Property immediately following the Closing Date. Attached hereto as Schedule 4.23(a) is a true, correct, and complete listing (in all material respects) of Company Intellectual Property (in the case of Company Intellectual Property that is exclusively licensed to the Company, true and complete list in all material respects of all exclusive in-licenses material to the business of such Note Party, excluding, for the avoidance of doubt, any licenses for generally commercially available software or hardware); provided that the Company may amend Schedule 4.23(a) to add additional Intellectual Property so long as such amendment occurs by written notice to the Investor at the time that Company provides its Compliance Certificate pursuant to Section 5.1(c). A Note Party is the owner of all rights, title, and interest in and to each of the items set forth on Schedule 4.23(a), free and clear of any Liens (other than Permitted Liens), and each item includes an application or registration number, the owner(s), the country, and the filing date or registration date (as applicable). All items scheduled on Schedule scheduled on Schedule 4.23(a) (with the exception of any in-licensed Intellectual Property) list a Note Party as the record owner. To the knowledge of the Note Parties, all registrations of Company Intellectual Property are subsisting and, to the Note Parties’ knowledge, valid and enforceable and have not been abandoned or disclaimed. Each Note Party has taken commercially reasonable steps to maintain such registrations or applications for Intellectual Property.

(b) [Reserved].

(c) There is no opposition, interference, reexamination, derivation or other post-grant proceeding, injunction, claim, suit, action, subpoena, hearing, inquiry, investigation (by the International Trade Commission or otherwise), complaint, arbitration, mediation, demand, decree or other dispute, disagreement, proceeding or claim before a Governmental Authority (collectively, “Disputes”) that is pending or currently threatened in writing, that challenges the legality, scope, validity, enforceability, ownership or inventorship of any material Intellectual Property owned or purported to be owned by, or (to the Note Parties’ knowledge) licensed or purported to be licensed to, any Note Party (other than routine office actions or other determinations in the ordinary course of prosecution before the PTO or the United States Copyright Office or any foreign counterpart thereof).

(d) To the knowledge of the Note Parties, the operation of the business of the Note Parties as currently conducted, and as proposed to be conducted, does not infringe upon, misappropriate or otherwise violate any Intellectual Property rights of any other Person. In the last three (3) years: (i) no claim has been asserted or threatened that any Note Party, or the use of any of their respective products or services, has infringed, misappropriated or otherwise violated the Intellectual Property of any Person. To the knowledge of the Note Parties, no other Person has infringed, misappropriated, or otherwise violated any Company Intellectual Property in any material respect.

(e) The Note Parties have maintained and currently maintain commercially reasonable practices to protect the confidentiality of any confidential information or trade secrets disclosed to, owned or possessed by them. The Note Parties own or have rights to all applicable rights, title and interests in or to all material Intellectual Property that has been created or developed by each employee, consultant, or contractor of the Note Party within the scope of employment or engagement, as applicable.

Section 4.24 Insurance. Each Note Party is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged.

Section 4.25 Permits, etc. Each Note Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, which, if not obtained, could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except, to the extent any such condition, event or claim could not be reasonably be expected to have a Material Adverse Effect.

Section 4.26 Deposit Accounts and Securities Accounts. Schedule 4.26 sets forth a complete and accurate list as of the Closing Date of all Deposit Accounts and all Securities Accounts maintained by each Note Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

Section 4.27 Security Interests. The Collateral Documents create in favor of Collateral Agent, for the benefit of Secured Parties, a legal, valid and enforceable security interest in the Collateral secured thereby, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. Upon the filing of the UCC-1 financing statements, the possession by the Collateral Agent of any certificated Capital Stock or instrument owned by such Note Party, the recording of the intellectual property security agreements referred to in each Pledge and Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority security interests (subject to Permitted Liens).

Section 4.28 PATRIOT ACT and FCPA. To the extent applicable, each Note Party is in compliance in all respects with (a) the OFAC Sanctions Programs, and (b) applicable Anti-Terrorism Laws. Neither the Note Parties nor any of their officers, directors, employees or agents acting on the Note Parties’ behalf shall use the proceeds of the sale by Issuer of the Notes to make any payments, directly or knowingly indirectly (including through any third party intermediary), to any Foreign Official in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). None of the Note Parties, nor any Subsidiary of any Note Parties, or their respective agents acting or benefiting in any capacity in connection with the Notes or other transactions hereunder, is a Blocked Person. None of the Note Parties (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person in violation of any OFAC Sanctions Program, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any OFAC Sanctions Programs in violation of such OFAC Sanctions Programs.

Section 4.29 Disclosure. No representation or warranty of any Note Party contained in any Note Document or in any other documents, certificates or statements made or furnished to Investor by or on behalf of the Note Parties for use in connection with the transactions contemplated hereby contains, when furnished, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Investor that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

Section 4.30 Use of Proceeds. The proceeds of the sale by Issuer of the Notes shall be applied by Company in accordance with Section 2.2. No portion of the proceeds of the sale by Issuer of the Notes shall be used in any manner that causes or might cause such Notes or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

Section 4.31 Anti-Money Laundering. At all times during the prior three (3) years have the operations of any Note Party, its subsidiaries, Affiliates, predecessors, officers, directors, agents, or other third parties acting on behalf of any Note Party, have been conducted at all times in compliance with applicable Anti-Money Laundering Laws.

Section 4.32 Government Investigations and Inquiries. At no time during the prior three (3) years has any Note Party, its Subsidiaries, Affiliates, predecessors, officers, directors, agents, or other third parties acting on behalf of any Note Party, been the subject of current, pending, or threatened investigation, inquiry or enforcement proceedings for violations of Anti-Money Laundering Laws or anti-corruption laws, or violated or received any notice, request, or citation for any actual or potential noncompliance with anti-corruption laws, Anti-Money Laundering Laws or Anti-Terrorism Laws.

Section 4.33 Private Offering. Assuming the accuracy of the representations and warranties of the Initial Investor set forth in Article XI, to the knowledge of Issuer the sale of the Notes pursuant to this Agreement is exempt from the registration delivery requirements of the Securities Act. Neither Issuer nor any Person authorized to act on behalf of Issuer has taken or will knowingly take any action that would subject the Notes issued pursuant to this Agreement on the date hereof to the registration delivery requirements of the Securities Act.

Section 4.34 Eligibility Requirements. The Notes will not, on the Closing Date, be of the same class as securities listed on a national securities exchange registered under the Exchange Act.

Article V

AFFIRMATIVE COVENANTS

Each Note Party covenants and agrees that until payment in full of all Obligations, each Note Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article V.

Section 5.1 Financial Statements and Other Reports. ~~Unless otherwise provided below,~~ Company will deliver to the Investor:

(a) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year (including the fourth Fiscal Quarter), the unaudited consolidated balance sheets of the Note Parties as at the end of such Fiscal Quarter and the related unaudited consolidated (and with respect to statements of income, consolidating) statements of income, and cash flows of the Note Parties for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments, (ii) contain qualification as to going concern, and (iii) not contain all notes thereto that may be required in accordance with GAAP), together with a Financial Officer Certification and a Narrative Report with respect thereto;

(b) Annual Financial Statements. (i) As soon as available, the audited financial statements of Company and its Subsidiaries for the Fiscal Year ended December 31, 2021 and (ii) as soon as available, and in any event within one hundred and eighty (180) days after the end of each Fiscal Year, (A) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Note Parties for such Fiscal Year, together with a Financial Officer Certification and a Narrative Report with respect thereto, the unaudited consolidated balance sheets of the Note Parties as at the end of such Fiscal Year, and the related consolidated statements of income, stockholders’ equity and cash flows of Note Parties for such Fiscal Year; and (B) with respect to such consolidated financial statements a report thereon of KPMG LLP or other independent certified public accountants of recognized national standing selected by Company, and reasonably satisfactory to the Investor (which report may be qualified as to going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Note Parties as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);

(c) Compliance Certificate. Together with each delivery of financial statements of Note Parties pursuant to Section 5.1(a) or Section 5.1(b), a duly executed and completed Compliance Certificate, (i) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.1(b) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (ii) stating that no Event of Default then exists or existed during the period covered by such financial statements, or if an Event of Default does or did exist, providing a description of such Event of Default and the steps, if any, taken or being taken to cure it;

(d) Financial Plan. As soon as practicable and in any event no later than ninety (90) days after the end of each Fiscal Year, a budget and business plan for such Fiscal Year approved by Company’s board of directors (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with pro forma Compliance Certificates for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, and (ii) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each month of such Fiscal Year, together, in each case, with an explanation of the assumptions on which such forecasts are based all in form of presentation reasonably satisfactory to the Investor;

(e) Notice of Event of Default. Promptly (but in any event within five (5) Business Days) upon any officer of Issuer obtaining knowledge (i) of any condition or event that constitutes an Event of Default or that notice has been given to Issuer with respect thereto; (ii) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or would reasonably be expected to result in, in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, default, event or condition, and what action Issuer has taken, is taking and proposes to take with respect thereto;

(f) Notice of Litigation. Promptly (but in any event within five (5) Business Days) upon any officer of Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any material Adverse Proceeding or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii), relates to the Collateral, or which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, Company shall provide written notice thereof together with such other information as may be reasonably available to Company to enable Investor and their counsel to evaluate such matters. Notwithstanding anything to the contrary in this Section 5.1(f), none of Company or any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that is subject to attorney-client or similar privilege or constitutes attorney work product;

(g) [Reserved].

(h) [Reserved].

(i) Information Regarding Collateral. Company will furnish to Collateral Agent prompt written notice of any change within thirty (30) days as of such change, (a) in any Note Party’s legal name, or (b) in any Note Party’s corporate identity or structure;

(j) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(b), Company shall deliver to Collateral Agent and the Investor an officer’s certificate either confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.1(j) and/or identifying such changes;

(k) Other Information. (A) Promptly upon their becoming available and in any event within ten (10) Business Days of Company’s receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed, including confidentially, by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (iii) copies of all amendments, waivers, consents and notices of default with respect to any Material Debt, (B) promptly after submission to any Governmental Authority or receipt from any Governmental Authority, and in any event within ten (10) Business Days after such submission or receipt thereof, to the extent not prohibited by applicable law, all material documents and information furnished to or received from such Governmental Authority in connection with any material investigation of any Note Party (other than a routine inquiry), and (C) such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by the Investor.

Section 5.2 Existence. Except as otherwise permitted under Section 6.7, each Note Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and Governmental Authorizations, qualifications, franchises, licenses and permits material to its business and necessary to conduct its business in each jurisdiction in which its business is conducted; provided, no Note Party or any of its Subsidiaries shall be required to preserve any such existence, right or Governmental Authorizations, qualifications, franchise, licenses and permits if such Person’s Board of Directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Investor.

Section 5.3 Payment of Taxes and Claims. Company will, and will cause each of its Subsidiaries to, file all Tax returns required to be filed by Company or any of its Subsidiaries and pay, discharge or otherwise satisfy all Taxes imposed upon it or any of its properties or assets before any penalty or fine accrues thereon and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained, except, in each case, to the extent the failure to so file or pay could not reasonably be expected to have a Material Adverse Effect. No Note Party will, nor will it permit any of Company’s Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Company or its Subsidiaries).

Section 5.4 Maintenance of Properties. Each Note Party will, and will cause each of its Subsidiaries to (a) maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of each Note Party and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, and (b) comply at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

Section 5.5 [Reserved].

Section 5.6 Books and Records; Inspections. Each Note Party will, and will cause each of its Subsidiaries to, (a) maintain at all times at the chief executive office of Company hard copies of all books and records of Company and its Subsidiaries (only to the extent such books and records are not available in the cloud or other electronic means), (b) keep adequate books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (c) permit any representatives designated by the Investor (including employees of the Investor or any consultants, auditors, accountants, lawyers and appraisers retained by the Investor) to visit any of the properties of any Note Party and any of its Subsidiaries to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants and auditors, all upon reasonable notice and at such reasonable times during normal business hours; provided that, except during the continuation of an Event of Default, only one such visit shall be permitted in any Fiscal Year. The Collateral Agent agrees to pay the reasonable and documented out-of-pocket costs and expenses incurred by the examiner in connection therewith. Notwithstanding anything to the contrary in this Section 5.6, none of Company or any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Investor (or their respective representatives or contractors) is prohibited by law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 5.7 Investor Meetings and Conference Calls. Within 10 days after delivery of financial statements and other information required to be delivered pursuant to Section 5.1(b), Company shall, upon request by the Investor, cause its chief financial officer or other Authorized Officers to participate in a conference call upon reasonable notice and at a reasonable time with the Investor, during which conference call the chief financial officer or such Authorized Officer shall review the financial condition of Company and its Subsidiaries and such other matters as the Investor may reasonably request.

Section 5.8 Compliance with Laws. Each Note Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any real property, to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, non-compliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.9 [Reserved].

Section 5.10 Subsidiaries. In the event that any Person becomes a Subsidiary of Company, or in the event that any other Subsidiary of Company becomes a guarantor of, or otherwise provides credit support for, any Indebtedness of any Note Party (other than in the case of any Excluded Subsidiaries), Company shall within sixty (60) days thereof, (a) cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Collateral Agent and the Investor a Counterpart Agreement and a Pledge Supplement (as defined in the Pledge and Security Agreement), and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(c), Section 3.1(d) and Section 3.1(g). With respect to each such Subsidiary, Company shall promptly send to Collateral Agent and the Investor written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company or a guarantor or provider of credit support, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof.

Section 5.11 [Reserved].

Section 5.12 Further Assurances. At any time or from time to time upon the written request of the Investor, each Note Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Investor may reasonably request in order to effect fully the purposes of the Note Documents, including providing Investor with any information reasonably requested pursuant to Section 10.22. In furtherance and not in limitation of the foregoing, each Note Party shall take such actions as Collateral Agent or the Investor may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by the Collateral of the Note Parties.

Section 5.13 [Reserved].

Section 5.14 Post-Closing Matters. Company shall, and shall cause each of the Note Parties to, satisfy the requirements set forth on Schedule 5.14 on or before the date specified for such requirement or such later date to be determined by the Investor.

Section 5.15 Company Intellectual Property. Each Note Party shall take those steps that are commercially reasonable under the circumstances to prosecute, maintain, and defend the Company Intellectual Property. The Note Parties will provide, at the request of the Investor, periodic updates of the status of the Company Intellectual Property, no more than four times per calendar year.

Article VI

NEGATIVE COVENANTS

Each Note Party covenants and agrees that until payment in full of all Obligations, such Note Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article VI.

Section 6.1 Indebtedness. No Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except Permitted Indebtedness.

Section 6.2 Liens. No Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Note Party, whether now owned or hereafter acquired, except Permitted Liens.

Section 6.3 No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or other obligations or to be sold pursuant to an executed agreement with respect to an Asset Sale permitted under Section 6.7, (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements (or in easements, rights of way or similar rights or encumbrances) entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (c) restrictions imposed by any Note Document, (d) restrictions existing on the Closing Date identified on Schedule ~~6.3,~~6.3, (e) restrictions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary of Company and any amendments or modifications thereof that do not materially expand the scope of any such restriction (provided that, such restriction apply only to such Subsidiary), (f) any restriction arising under or in connection with any agreement or instrument of any joint venture (including with respect to Capital Stock therein), (g) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions apply only to the property or assets securing such Indebtedness, (h) customary provisions in purchase money obligations and capitalized lease obligations on the property acquired pursuant thereto, (i) restrictions on cash or other deposits (including escrowed funds) or net worth imposed under contracts entered into in the ordinary course of business or consistent with industry practice, (j) agreements related to Excluded Accounts and (k) restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (j) of this ~~Section 6.3~~Section 6.3; provided that such amendments or refinancings do not materially expand the scope of any such restriction, no Note Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien (other than Permitted Liens) upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations.

Section 6.4 Restricted Junior Payments. No Note Party shall, nor shall it permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except redemptions or purchases of Capital Stock of Company from officers, directors and employees in an aggregate amount not to exceed $500,000 per Fiscal Year; provided, however, (A) any Subsidiary may pay dividends or distributions solely to a Note Party and (B) any Note Party may (i) pay dividends or distributions payable solely in the form of such Note Party’s common stock; (ii) convert any of its convertible equity securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof provided such other securities are permitted under the terms of this Agreement; and (iii) make distributions to any other Note Party.

Section 6.5 Restrictions on Subsidiary Distributions. Except as provided herein, no Note Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Company or any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company other than restrictions (i) in agreements evidencing purchase money Indebtedness permitted by clause (e) of the definition of Permitted Indebtedness that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement, (iv) imposed by any Note Document, (v) existing on the Closing Date identified on Schedule ~~6.3~~6.3, (vi) in agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary of Company and any amendments or modifications thereof that do not materially expand the scope of any such restriction; provided that, such restriction apply only to such Subsidiary, (vii) arising under or in connection with any agreement or instrument of any joint venture (including with respect to Capital Stock therein), (viii) upon the transfer of assets encumbered by a Lien permitted by Section 6.2, (ix) in any agreement governing Indebtedness permitted by Section 6.1; provided that such restrictions are no more restrictive, taken as a whole, than the comparable restrictions set forth in this Agreement as determined in the good faith judgment of Company and (x) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (ix) of this ~~Section 6.5~~Section 6.5.; provided that, such amendments or refinancings do not materially expand the scope of any such restriction. No Note Party shall, nor shall it permit its Subsidiaries to, enter into any Contractual Obligations which would prohibit a Subsidiary of Company from being a Note Party.

Section 6.6 Investments. Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture and any Foreign Subsidiary, except Permitted Investments. Notwithstanding the foregoing, in no event shall any Note Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.4.

Section 6.7 Fundamental Changes; Disposition of Assets. No Note Party shall, nor shall it permit any of its Subsidiaries to, (x) enter into any transaction of merger or consolidation, or liquidate, restructure, reorganize or recapitalize, (y) wind up or dissolve itself (or suffer any liquidation or dissolution), or (z) convey, sell, lease or sub lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, except:

(a) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary (and any non-wholly owned Subsidiary of Company may be merged with or into another non-wholly owned Subsidiary), or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary (or to the extent such Subsidiary of Company is not wholly-owned, to any other non-wholly owned Subsidiary of Company); provided, in the case of such a merger involving a Note Party, a Note Party shall be the continuing or surviving Person; provided further that, in the case of such a disposition by a Note Party of its business, property or assets to a Subsidiary that is not a Note Party, such disposition shall reduce on a dollar-for-dollar basis, and the aggregate amount of all such dispositions shall not exceed, the amount available under clause (v) of the definition of Permitted Intercompany Investment;

(b) sales, transfers and other dispositions of inventory, used, worn out, obsolete or surplus property, cash and Cash Equivalents in the ordinary course of business and the cancellation or abandonment of non-material Intellectual Property in the ordinary course of business that is, in the reasonable judgment of Company, no longer economically practicable to maintain or useful in the conduct of the business of Company and its Subsidiaries, taken as a whole;

(c) the discount or sale, in each case without recourse and in the ordinary course of business, of past due receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

(d) leases or subleases of property to other Persons in the ordinary course of business not materially interfering with the business of Company and its Subsidiaries taken as a whole;

(e) Permitted Liens;

(f) Permitted Investments;

(g) dispositions of property as a result of a casualty event involving such property or any disposition of real property to a Governmental Authority as a result of a condemnation of such real property;

(h) termination of Interest Rate Agreements;

(i) dispositions of lab equipment and related equipment located at 6250 Overland Ave., Emeryville, CA 94608 as of the Closing Date; ~~and~~

(j) in connection with the SPAC Transaction; and

(k) ~~(j)~~ such other Dispositions in an aggregate amount not to exceed $500,000 during any Fiscal Year.

Notwithstanding the foregoing, nothing in this Agreement shall be deemed to permit Company or any of its Subsidiaries to sell, out-license rights, abandon or fail to maintain, or dispose of any Intellectual Property, other than (i) Permitted Licenses or (ii) pursuant to Section 6.7(b).

Section 6.8 Sales and Lease Backs. No Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Note Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Company or any of its Subsidiaries) or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Note Party to any Person (other than Company or any of its Subsidiaries) in connection with such lease unless (i) the sale or transfer of the property thereunder is permitted by Section 6.7, (ii) any Capital Lease arising in connection therewith are permitted by Section 6.1, and (iii) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease) are permitted by Section 6.2.

Section 6.9 Transactions with Affiliates. No Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Company; provided that the Note Parties and their Subsidiaries may enter into or permit to exist any such transaction if in the ordinary course of business and the terms of such transaction are not less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such an Affiliate as demonstrated to the reasonable satisfaction of Investor; provided, further, that the foregoing restrictions shall not apply to any of the following:

(a) any transaction among the Note Parties;

(b) any transaction among the Note Parties and their Subsidiaries which constitutes a Permitted Intercompany Investment (it being understood that to the extent that any Affiliate other than Company or its Subsidiaries has an interest, directly or indirectly, in any such transaction, whether as a minority investor in a Subsidiary of Company or otherwise, the terms of such arrangement must be permitted under the introductory paragraph of this Section 6.9 as to such Affiliate);

(c) reasonable and customary fees and indemnifications paid to members of the Board of Directors (or similar governing body) of Company and its Subsidiaries;

(d) compensation and other employment agreements and arrangements for officers and other employees of Company and its Subsidiaries entered into in the ordinary course of business and consistent with industry standards or as approved by the Board of Directors (or similar governing body);

(e) transactions described on Schedule ~~6.9~~Section 6.9;

(f) issuance of Subordinated Debt;

(g) issuance of equity interests not constituting a Change of Control; ~~and~~

(h) the SPAC Transaction; and

(i) ~~(h)~~ any Restricted Junior Payment permitted by Section 6.4.

Section 6.10 Conduct of Business. From and after the Closing Date, no Note Party shall, nor shall it permit any of its Subsidiaries to, engage to any material extent in any business other than the businesses of the type engaged in by such Note Party and its Subsidiaries on the Closing Date and businesses reasonably related thereto or similar or complementary thereto or reasonable extensions thereof.

Section 6.11 Changes to Certain Agreements and Organizational Documents. No Note Party shall (i) amend, restate, supplement or otherwise modify any Note Party’s Organizational Documents if such amendment, restatement, supplement or modification would be materially adverse to the Investor (it being understood and agreed that any modification of a Note Party’s Organizational Documents required to consummate the SPAC Transaction would not be materially adverse to the Investor); or (ii) amend, terminate (unless replaced with another agreement that, taken as a whole, is on better terms for such Note Party) or waive any provision of, any Subordinated Debt, if such amendment, termination, or waiver would be materially adverse to the Investor.

Section 6.12 Accounting Methods. The Note Parties will not and will not permit any of their Subsidiaries to modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

Section 6.13 Anti-Terrorism Laws. None of the Note Parties, nor any of their Subsidiaries shall:

(a) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, in each case, in violation of any OFAC Sanctions Program, or,

(b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the OFAC Sanctions Programs, in violation of any OFAC Sanctions Program.

Section 6.14 Anti-Corruption. Each Note Party and its subsidiaries agrees that neither a Note Party, nor any individuals or entities acting on behalf of a Note Party, shall act in violation of applicable anti-corruption laws, including the FCPA or offer, pay, promise to pay, authorize the payment of, receive, or solicit anything of value under circumstances such that all or a portion of such thing of value would be offered, given, or promised, directly or indirectly, to any Person to obtain any improper advantage.

Section 6.15 Optional Payments and Modifications of Certain Preferred Stock. No Note Party shall amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Preferred Stock that would result in such Preferred Stock becoming Disqualified Capital Stock.

Article VII

GUARANTY

Section 7.1 Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty, in favor of Collateral Agent for the ratable benefit of the Investor, the due and punctual payment in full of all Obligations of Issuer when the same shall become due, whether at stated maturity, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

Section 7.2 Contribution by Guarantors. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 7.2, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

Section 7.3 Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Issuer to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in cash, to Collateral Agent for the ratable benefit of the Investor, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Issuer’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Issuer for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Investor as aforesaid.

Section 7.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) Collateral Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Issuer and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Issuer and the obligations of any other guarantor (including any other Guarantor) of the obligations of Issuer, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Issuer or any of such other guarantors and whether or not Issuer is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Collateral Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations, in each case, to the extent permitted by the Note Documents; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Issuer or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Note Documents; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Note Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Note Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Note Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the Note Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Issuer may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 7.5 Waivers by Guarantors. Each Guarantor hereby waives, to the extent permitted by applicable law, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Issuer, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Issuer, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Issuer or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Issuer or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Issuer or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder other than as a result of payment in full of the Guaranteed Obligations, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Issuer and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

Section 7.6 Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been paid in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Issuer or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Issuer with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Issuer and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Issuer or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Issuer, to all right, title and interest any Beneficiary may have in any such collateral or security and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for Collateral Agent on behalf of Beneficiaries and shall forthwith be paid over to Collateral Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

Section 7.7 Subordination of Other Obligations. Any Indebtedness of Issuer or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Collateral Agent on behalf of Beneficiaries and shall forthwith be paid over to Collateral Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision hereof.

Section 7.8 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 7.9 Authority of Guarantors or Issuer. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Issuer or the officers, directors or agents acting or purporting to act on behalf of any of them.

Section 7.10 Financial Condition of Issuer. Any purchase of Notes may be made from Issuer or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Issuer at the time of any such grant or continuation is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Issuer. Each Guarantor has adequate means to obtain information from Issuer on a continuing basis concerning the financial condition of Issuer and their ability to perform their obligations under the Note Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Issuer and of all circumstances bearing upon the risk of non-payment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Issuer now known or hereafter known by any Beneficiary.

Section 7.11 Bankruptcy, etc.

(a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Collateral Agent acting pursuant to the instructions of Investor, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Issuer or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Issuer or any other Guarantor or by any defense which Issuer or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Issuer of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Collateral Agent, or allow the claim of Collateral Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by Issuer, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 7.12 Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such sale or disposition.

Article VIII

EVENTS OF DEFAULT

Section 8.1 Events of Default. If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Failure by Issuer (i) to make any payment of principal as and when required to be paid hereunder, or (ii) to make any required payment in respect of interest, fees, expenses, indemnification or any other amount due hereunder or under any other Note Document, in each case with respect to amounts referenced in clause (ii), within three (3) Business Days of such amount being due.

(b) Default in Other Agreements. (i) Failure of any Note Party or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of any Material Debt of a Note Party or any of its Subsidiaries, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Note Party with respect to any other term of (A) such Material Debt, or (B) any agreement governing such Material Debt, in each case beyond the grace period, if any, provided therefor, or any change of control or other liquidity event, if the effect of such breach, default, change of control or other liquidity event is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) or to require the prepayment, redemption, repurchase or defeasance of, or to cause Company or any of its Subsidiaries to make any offer to prepay, redeem, repurchase or defease such Indebtedness, prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c) Breach of Certain Covenants. Failure of any Note Party to perform or comply with any term or condition contained in ~~Section 2.2~~Section 2.2(b), Section 5.1, Section 5.2 (with respect to Issuer) , ~~,~~ Section 5.6, ~~Section 5.7~~Section 5.7, Section 5.10, Section 5.14, ~~Section 5.15~~Section 5.15, or Article VI; or

(d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Note Party in any Note Document or in any statement or certificate at any time given by any Note Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of the date made or deemed made; or

(e) Other Defaults Under Note Documents. Any Note Party shall default in the performance of or compliance with any term contained herein or any of the other Note Documents, other than any such term referred to in any other subsection of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Note Party becoming aware of such default, or (ii) receipt by Company of notice from Collateral Agent or the Investor of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors (or similar governing body) of Company or any of its Subsidiaries shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $500,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage), shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets in connection with an Adverse Proceeding and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or

(i) Dissolution. Any order, judgment or decree shall be entered against any Note Party or any of its Subsidiaries decreeing the dissolution or split up of such Note Party or any of its Subsidiaries and such order shall remain undischarged or unstayed for a period in excess of sixty (60) days; or

(j) Change of Control. A Change of Control shall occur; or

(k) Guaranties, Collateral Documents and other Note Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Note Party shall contest the validity or enforceability of any Note Document in writing or deny in writing that it has any further liability, including with respect to future advances by Investor, under any Note Document to which it is a party; or

(l) Proceedings. The conviction of any Note Party or any of its Subsidiaries under any criminal statute, pursuant to which statute the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person; or

(m) Cessation of Business. The Note Parties and their Subsidiaries, taken as a whole, are enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of their consolidated business for more than fifteen (15) days; or

(n) TDA. (i) Borrower is a “Breaching Party” under the TDA or (ii) the TDA is terminated for cause by Investor, as the “Non-Breaching Party” pursuant to Section 10.2(a) of the TDA.

Section 8.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, Collateral Agent may, and shall at the request of the Investor:

(a) declare all or any portion of the unpaid principal amount of all outstanding Notes, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Note Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Note Party; and/or

(b) exercise on behalf of themselves and the Investor all rights and remedies available to them and the Investor under the Note Documents or applicable law;

provided, that upon the occurrence of any event specified in Section 8.1(f) or Section 8.1(g) above, the unpaid principal amount of all outstanding Notes and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Collateral Agent or the Investor.

Section 8.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Note Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

Article IX

COLLATERAL AGENT

Section 9.1 Appointment of Collateral Agent.

(a) Ginkgo is hereby appointed Collateral Agent hereunder and under the other Note Documents and the Investor hereby authorizes Ginkgo, in such capacity, to act as its agent in accordance with the terms hereof and the other Note Documents to perform, exercise and enforce any and all other rights and remedies of the Investor with respect to the Note Parties, the Obligations or otherwise related to any of same to the extent reasonably incidental to the exercise by Collateral Agent of the rights and remedies specifically authorized to be exercised by Collateral Agent by the terms of this Agreement or any other Note Document.

(b) Collateral Agent hereby agrees to act upon the express conditions contained herein and the other Note Documents, as applicable. The provisions of this Article IX are solely for the benefit of Collateral Agent, the Investor and the other Secured Parties and no Note Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, Collateral Agent shall act solely as an agent of Investor and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

Section 9.2 Powers and Duties.

(a) The Investor irrevocably authorizes Collateral Agent to take such action on the Investor’s behalf and to exercise such powers, rights and remedies hereunder and under the other Note Documents as are specifically delegated or granted to Collateral Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Collateral Agent shall have only those duties and responsibilities that are expressly specified herein and the other Note Documents. Collateral Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Collateral Agent shall not have, by reason hereof or any of the other Note Documents, a fiduciary relationship in respect of the Investor. Nothing herein or in any of the other Note Documents, expressed or implied, is intended to or shall be so construed as to impose upon Collateral Agent any obligations in respect hereof or any of the other Note Documents except as expressly set forth herein or therein.

(b) Collateral Agent shall act as the “collateral agent” under the Note Documents, and each of the Secured Parties hereby irrevocably appoints and authorizes Collateral Agent to act as the agent of such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Note Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Investor, and by accepting the benefits of the Collateral Documents, any other Secured Parties, hereby expressly authorize Collateral Agent to (i) at the direction of the Investor, execute any and all documents (including releases and subordination agreements) with respect to the Collateral (including any amendment, supplement, modification or joinder with respect thereto) and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by Collateral Agent shall bind the Secured Parties and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Secured Parties in their capacity as such, at the direction of the Investor, which negotiation, enforcement or settlement will be binding upon each Secured Party. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Secured Party hereby grants to Collateral Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction.

(c) The duties of Collateral Agent shall be mechanical and administrative in nature; and Collateral Agent shall not have, by reason of any Note Document, a fiduciary relationship in respect of the Investor or any Secured Party. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Note Documents with reference to Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties.

Section 9.3 [Reserved].

Section 9.4 [Reserved].

Section 9.5 [Reserved].

Section 9.6 [Reserved].

Section 9.7 [Reserved].

Section 9.8 Collateral Documents and Guaranty.

(a) Collateral Agent under Collateral Documents and Guaranty. The Investor hereby further authorizes Collateral Agent on behalf of and for the benefit of Investor, to be the agent for and representative of Investor with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Investor, Collateral Agent may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Investor (or such other Investor as may be required to give such consent under Section 10.5) have otherwise consented, or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Investor (or such other Investor as may be required to give such consent under Section 10.5) have otherwise consented; provided, that (1) Collateral Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Collateral Agent’s opinion or the opinion of its counsel, could expose Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) the Note Parties shall have provided Collateral Agent with such certifications or documents as Collateral Agent shall reasonably request in order to demonstrate that the requested release is permitted under this Section 9.8. Upon request by Collateral Agent at any time, the Investor (or such other Investor as may be required to give such consent under Section 10.5) will confirm in writing Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty.

(b) [Reserved].

Section 9.9 Agency for Perfection. The Investor hereby appoints Collateral Agent as agent and bailee for the purpose of perfection the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and Collateral Agent and the Investor hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Investor as secured party. Should the Investor obtain possession or control of any such Collateral, the Investor shall notify Collateral Agent thereof, and, promptly upon Collateral Agent’s request therefore shall deliver such Collateral to Collateral Agent or in accordance with Collateral Agent’s instructions. In addition, Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable federal or state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Note Documents. Each Note Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 9.10 [Reserved].

Section 9.11 Survival. The agreements in this Article IX shall survive the resignation of Collateral Agent, the repayment, satisfaction or discharge of all the other Obligations, and the termination of this Agreement.

Article X

MISCELLANEOUS

Section 10.1 Notices.

(a) Notices Generally. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Note Party or Collateral Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Note Document, and in the case of the Investor, the address as indicated on Appendix B or otherwise indicated to Collateral Agent in writing. Each notice hereunder shall be in writing and may be personally served, or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to Collateral Agent or the Investor shall be effective until received by Collateral Agent or the Investor, as applicable.

(b) Electronic Communications.

(i) Collateral Agent and Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Investor hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Collateral Agent, provided that the foregoing shall not apply to notices to the Investor pursuant to Article II if the Investor has notified Collateral Agent that it is incapable of receiving notices under such Article by electronic communication.

(ii) (A) Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Section 10.2 Expenses. Company agrees to pay, after the occurrence of a Default or an Event of Default, all actual and documented, reasonable out-of-pocket costs and expenses, including attorneys’ fees and costs of settlement, incurred by Collateral Agent and Investor in enforcing any Obligations of or in collecting any payments due from any Note Party hereunder or under the other Note Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy or receivership cases or proceedings.

Section 10.3 Indemnity.

(a) IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 10.2, WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSUMMATED, EACH NOTE PARTY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS, COLLATERAL AGENT AND THE INVESTOR, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, PARTNERS, MEMBERS, INVESTOR, ADVISORS, REPRESENTATIVES, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS (EACH, AN “INDEMNITEE”), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES; PROVIDED, NO NOTE PARTY SHALL HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER, OF THAT INDEMNITEE. TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY AND HOLD HARMLESS SET FORTH IN THIS SECTION 10.3 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE APPLICABLE NOTE PARTY SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW, WITHOUT ANY FURTHER LIABILITY, TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED LIABILITIES INCURRED BY INDEMNITEES OR ANY OF THEM. THIS SECTION 10.3(A) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN TAXES THAT REPRESENT INDEMNIFIED LIABILITIES ARISING FROM ANY NON-TAX CLAIM.

(b) To the extent permitted by applicable law, no party hereto shall assert, and each other party hereto hereby waives, any claim against any other party and such party’s respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Note Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Note or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party hereto hereby waives, releases and agrees not to sue upon any such claim (for the sake of clarification amounts in respect of any damages incurred or paid by an Indemnitee to a third party or for any out-of-pocket expenses shall be deemed to be direct, actual damages) or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 10.4 Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default the Investor, and their respective Affiliates is hereby authorized by each Note Party at any time or from time to time subject to the consent of the Investor, without notice to any Note Party or to any other Person (other than Collateral Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by the Investor to or for the credit or the account of any Note Party (in whatever currency) against and on account of the obligations and liabilities of any Note Party to the Investor hereunder, including all claims of any nature or description arising out of or connected hereto, or with any other Note Document, irrespective of whether or not (a) the Investor shall have made any demand hereunder, (b) the principal of or the interest in respect of the Notes or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of the Investor different from the branch or office holding such deposit or obligation or such Indebtedness. The Investor agrees to notify Company promptly of its exercise of any rights under this Section 10.4, but the failure to provide such notice shall not otherwise limit its rights under this Section 10.4 or result in any liability to the Investor.

Section 10.5 Amendments and Waivers.

(a) Investor Consent. No amendment, modification, termination or waiver of any provision of the Note Documents, or consent to any departure by any Note Party therefrom, shall in any event be effective without the written concurrence of each of the Note Party and the Investor.

(b) [Reserved].

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Note Documents, or consent to any departure by any Note Party therefrom, shall, unless in writing and signed by Collateral Agent in addition to the Investor, adversely affect the rights or duties of, or any fees or other amounts payable to, Collateral Agent under this Agreement or any other Note Document; provided, that Collateral Agent shall be provided with a copy of any amendment, modification, termination, waiver or consent to any Note Document which has been effectuated by Company and the Investor.

(d) Execution of Amendments, etc. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Note Party in any case shall entitle any Note Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon the Investor at the time outstanding, each future Investor and, if signed by a Note Party, on such Note Party.

Section 10.6 Successors and Assigns.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Investor. No Note Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Note Party without the prior written consent of the Investor and Collateral Agent. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitees under Section 10.3, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of Collateral Agent and Investor) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. Company, Collateral Agent and Investor shall deem and treat the Persons listed as Investor in the Register as the holders and owners of the corresponding Notes listed therein for all purposes hereof, and no assignment or transfer of any such Note shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by the Collateral Agent and recorded in the Register as provided in Section 10.6(e), provided that Collateral Agent shall record an assignment or transfer upon receipt of an executed Assignment Agreement from the Investor. Prior to such recordation, all amounts owed with respect to the applicable Note shall be owed to the Investor listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as the Investor shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Notes absent manifest error, and Collateral Agent shall promptly correct any such errors upon notice from the Investor.

(c) Right to Assign. The Investor shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of the Notes held by it:

(i) to any Person meeting the criteria of clause (a) of the definition of the term “Eligible Assignee” upon the giving of notice to Company; and

(ii) to any Person otherwise constituting an Eligible Assignee upon the giving of notice to Company; provided, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 and increments of $1,000,000 (or such lesser amount as may be agreed to by Company and the Investor).

(d) Mechanics. The assigning Investor and the assignee thereof shall execute and deliver to the Investor an Assignment Agreement, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and such forms or certificates the assignee is required to deliver pursuant to Section 2.12(d).

(e) Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, any forms or certificates required by this Agreement in connection therewith, and the recordation and processing fee, Collateral Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to the Investor and shall maintain a copy of such Assignment Agreement.

(f) Representations and Warranties of Assignee. The Investor, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the purchasing of notes such as the applicable Notes; (iii) it is purchasing Notes for its own account in the ordinary course of its business and without a view to distribution of such Notes within the meaning of the Securities Act or the Exchange Act or other federal securities laws; and (iv) the Investor does not own or control, or own or control any Person owning or controlling, any trade debt or Indebtedness of any Note Party other than the Obligations or any Capital Stock of any Note Party.

(g) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the later (i) of the “Effective Date” specified in the applicable Assignment Agreement or (ii) the date such assignment is recorded in the Register: (A) the assignee thereunder shall have the rights and obligations of a “Investor” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Investor” for all purposes hereof; (B) the assigning Investor thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Investor’s rights and obligations hereunder, the Investor shall cease to be a party hereto; provided, anything contained in any of the Note Documents to the contrary notwithstanding, such assigning Investor shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Investor as the Investor hereunder); and (C) if any such assignment occurs after the issuance of any Note hereunder, the assigning Investor shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Collateral Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Investor, to such assignee and/or to such assigning Investor, with appropriate insertions, to reflect the new outstanding principal amount of Notes of the assignee and/or the assigning Investor.

(h) [Reserved].

(i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, the Investor may assign, pledge and/or grant a security interest in, all or any portion of its Notes, the other Obligations owed by or to the Investor, and its Notes, if any, to secure obligations of the Investor or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit or financial arrangement to or for the account of the Investor or any of its Affiliates and any agent, trustee or representative of such Person (without the consent of, or notice to, or any other action by, any other party hereto), including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Investor, as between Issuer and the Investor, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided further, in no event shall such Person, agent, trustee or representative of such Person or the applicable Federal Reserve Bank be considered to be a “Investor” or be entitled to require the assigning Investor to take or omit to take any action hereunder.

Section 10.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.8 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the issuance of any Notes hereunder. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Note Party set forth in Section 2.12, 10.2, 10.3, 10.4, and 10.10 shall survive the payment of the Notes and the termination hereof.

Section 10.9 No Waiver; Remedies Cumulative. No failure or delay on the part of Collateral Agent or the Investor in the exercise of any power, right or privilege hereunder or under any other Note Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to Collateral Agent and the Investor hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Note Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Section 10.10 Marshalling; Payments Set Aside. Neither Collateral Agent nor the Investor shall be under any obligation to marshal any assets in favor of any Note Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Note Party makes a payment or payments to the Investor, or Collateral Agent or Investor enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or receivership law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 10.11 Severability. In case any provision in or obligation hereunder or any Note or other Note Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.12 Obligations Several; Independent Nature of Investor’s Rights. The obligations of Investor hereunder are several and no Investor shall be responsible for the obligations of any other Investor hereunder. Nothing contained herein or in any other Note Document, and no action taken by Investor pursuant hereto or thereto, shall be deemed to constitute Investor as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to the Investor shall be a separate and independent debt, and, subject to Section 9.8, the Investor shall be entitled to protect and enforce its rights arising under this Agreement and the other Note Documents and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

Section 10.13 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 10.14 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10.15 CONSENT TO JURISDICTION.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY NOTE PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER NOTE DOCUMENT UNLESS EXPLICITLY OTHERWISE PROVIDED IN THE RELEVANT NOTE DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH NOTE PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ISSUER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE NOTE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT COLLATERAL AGENT AND INVESTOR RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY NOTE PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(b) ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY NOTE PARTY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

Section 10.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER NOTE DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR THE INVESTOR/ISSUER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER NOTE DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTES PURCHASED HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 10.17 Confidentiality. Collateral Agent and the Investor shall hold all non-public information regarding Company and its Subsidiaries and their businesses in accordance with Collateral Agent’s and the Investor’s customary procedures for handling confidential information of such nature, it being understood and agreed by Company that, in any event, Collateral Agent or Investor may make, in each case on a confidential basis other than pursuant to clauses (v) and (vi) below, (i) disclosures of such information to Affiliates of Collateral Agent or the Investor and to their agents, advisors, officers, representatives, directors, Investor and shareholders and to other Persons authorized by Collateral Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17 (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) subject to an agreement containing provisions not less restrictive than those of this Section 10.17 which shall in any event require “click through” or other affirmative actions on the part of recipient to access such information, disclosures of such information reasonably required by any bona fide or potential assignee, transferee, successor or participant in connection with the contemplated assignment or transfer by Collateral Agent or any the Investor of any Notes, (iii) disclosure to any rating agency when required by it; provided that, prior to any disclosure, such rating agency shall undertake to preserve the confidentiality of any confidential information regarding Company and its Subsidiaries and their businesses received by it from such Person, (iv) disclosures of such information to any actual or prospective Investor, financing sources and partners of the Investor or any of its Affiliates; provided that prior to any disclosure, such Person is informed of the confidential nature of the information and is subject to customary confidential obligations, (v) as may be necessary or advisable in connection with any enforcement of rights under any Note Document and (vi) disclosure required in connection with any public filings, whether pursuant to any securities laws or regulations or rules promulgated therefor (including the Investment Company Act of 1940 or otherwise) or representative or by the National Association of Insurance Commissioners (and any successor thereto)thereof or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, Collateral Agent and Investor shall make reasonable efforts to notify Company of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of the Investor by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitations of any kind, the Tax treatment and Tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other Tax analyses) that are provided by any such party relating to Tax treatment and Tax structure. However, any information relating to the Tax treatment or Tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “Tax structure” means any facts relevant to the federal income Tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates. Notwithstanding the foregoing, on or after the Closing Date, Collateral Agent or the Investor may, at its own expense, issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Note Parties).

Section 10.18 Press Releases and Related Matters. No party hereto shall, and no party hereto shall permit any of its Affiliates to, issue any press release or other public disclosure using the name, logo or otherwise referring to any party hereto, any of their Subsidiaries, or any of their Affiliates, without the consent of each other party hereto, except to the extent required to do so under applicable Requirements of Law and then, if practicable, only after consulting with the other parties hereto.

Section 10.19 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Notes made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Notes purchased hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Issuer shall pay to the Investor an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Investor and Issuer to conform strictly to any applicable usury laws. Accordingly, if the Investor contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at the Investor’s option be applied to the outstanding amount of the Notes made hereunder or be refunded to Investor. In determining whether the interest contracted for, charged, or received by the Investor exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest and (b) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder. Each of the Note Parties hereby waives, an agrees not to assert, any defense to payment of the Obligations on the basis of any usury laws.

Section 10.20 Counterparts; Electronic Records. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Without notice to or consent of Company, Collateral Agent and the Investor may create electronic images of any Note Documents and destroy paper originals of any such imaged documents. Such images have the same legal force and effect as the paper originals and are enforceable against Company and any other parties thereto. Collateral Agent and the Investor may convert any Note Document into a “transferrable record” as such term is defined under, and to the extent permitted by, UETA, with the image of such instrument in Collateral Agent’s or the Investor’s possession constituting an “authoritative copy” under UETA. If the Investor (or the Investor, if applicable) agree, in their sole discretion, to accept delivery by telecopy or “.pdf” or “.tif” file of an executed counterpart of a signature page of any Note Document or other document required to be delivered under the Note Documents, such delivery will be valid and effective as delivery of an original manually executed counterpart of such document for all purposes. If the Investor (or the Investor, if applicable) agree, in their sole discretion, to accept any electronic signatures of any Note Document or other document required to be delivered under the Note Documents, the words “execution,” “signed,” and “signature,” and words of like import, in or referring to any document so signed will be deemed to include electronic signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including UETA, E-SIGN, or any other state laws based on, or similar in effect to, such acts. Collateral Agent and the Investor may rely on any such electronic signatures without further inquiry.

Section 10.21 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.

Section 10.22 PATRIOT Act Notice. The Investor and Collateral Agent (for itself and not on behalf of the Investor) hereby notifies the Note Parties that pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies each Note Party, which information includes the name and address of the Note Parties and other information that will allow the Investor or Collateral Agent, as applicable, to identify the Note Parties in accordance with the PATRIOT Act.

Section 10.23 Tax Treatment. The Investor and the Note Parties agree (i) that the Notes are debt for U.S. federal income Tax purposes, (ii) that the U.S. federal income Tax treatment of the Notes is not governed by the rules set out in Treasury Regulations Section 1.1275-4, and (iii) not to file any Tax return, report or declaration inconsistent with the foregoing.

Section 10.24 Release of Liens and Guarantees. A Guarantor shall automatically be released from its obligations under the Note Documents upon the consummation of any transaction permitted by this Agreement as a result of which such Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Investor shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon (a) the payment and satisfaction in full in cash of all Obligations (other than inchoate indemnity obligations), (b) any disposition (other than any lease or license) by any Note Party (other than to Company or any Subsidiary) of any Collateral (i) in a transaction permitted under this Agreement or (ii) in connection with any exercise of remedies of Collateral Agent and the Investor pursuant to Article VIII, (c) any property of a Note Party becoming an Excluded Asset or (d) the effectiveness of any written consent to the release of the security interest created under any Collateral Document in any Collateral pursuant to Section 10.5, the security interests in such Collateral shall be automatically released. Any termination or release pursuant to this Section 10.24 shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Company or any Subsidiary in respect of) all interests retained by Company or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Collateral Agent (with the consent of the Investor) shall take all actions reasonably requested by Company in order to effect the foregoing at the sole cost and expense of Company and without recourse to or warranty by Collateral Agent (including the execution and delivery of appropriate UCC termination statements and such other instruments and releases as may be necessary and appropriate to effect the foregoing).

~~Section 10.25 Parallel Debts~~

~~(a) Each Note Party hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent amounts equal to the amounts due in respect of such Note Party’s Corresponding Obligations as they may exist from time to time. The payment undertakings of each Note Party under this Section 10.25 are each to be referred to as a “Parallel Debt”.~~

~~(b) Each Parallel Debt will be payable in the currency or currencies of the relevant Corresponding Obligations and will become due and payable as and when and to the extent the relevant Corresponding Obligations become due and payable. An Event of Default in respect of the payment of the Corresponding Obligations shall constitute a default within the meaning of section 3:248 BW with respect to the payment of the Parallel Debts without any notice being required.~~

~~(c) Each of the parties to this Agreement hereby acknowledges that:~~

~~(i) each Parallel Debt constitutes an undertaking, obligation and liability to the Collateral Agent which is separate and independent from, and without prejudice to, the Corresponding Obligations of the relevant Note Party; and~~

~~(ii) each Parallel Debt represents the Collateral Agent’s own separate and independent claim to receive payment of each Parallel Debt from the relevant Note Party,~~

~~it being understood, in each case, that the amounts which may be payable by each Note Party as Parallel Debt at any time shall never exceed the total of the amounts which are payable under or in connection with the Corresponding Obligations at that time.~~

~~(d) An amount paid by a Note Party to the Collateral Agent in respect of a Parallel Debt will discharge the liability of the Note Parties under the Corresponding Obligations in an equal amount.~~

~~(e) For the purpose of this Section 10.25, the Collateral Agent acts in its own name and for the benefit of the Investor, but not as representative of the Investor.~~

~~(f) Each of the parties to this Agreement agrees that the Collateral Agent shall apply any proceeds and/or avails of the Collateral and any collateral under the Dutch Security Documents, or any part thereof, and the proceeds and the avails of any Parallel Debt in accordance with the Pledge and Security Agreement.~~

~~(g) For purposes of any Dutch Security Document, any resignation by, or removal of, the Collateral Agent is not effective with respect to its rights under the Parallel Debts until all rights and obligations under the Parallel Debts have been assigned and assumed to a successor collateral agent.~~

~~(h) The Collateral Agent will reasonably cooperate in assigning its rights and obligations under the Parallel Debts to a successor collateral agent and will reasonably cooperate in transferring all rights and obligations under any Dutch Security Document to such successor collateral agent. All other parties hereby, in advance, irrevocably grant their cooperation (medewerking) to such transfer of all rights and obligations by the Collateral Agent to a successor collateral agent.~~

Article XI

INITIAL INVESTOR REPRESENTATIONS

The Initial Investor represents and warrants to Issuer on the Closing Date as follows:

(a) It is an “accredited investor” as that term is defined in Rule 501 of the Securities Act and that, in making the purchases contemplated herein, it is specifically understood and agreed that the Investor is acquiring the Notes for the purpose of investment and not with a view towards the sale or distribution thereof within the meaning of the Securities Act.

(b) It understands that the Notes will not be registered under the Securities Act by reason of their issuance by Issuer in a transaction exempt from the registration requirements of the Securities Act and that it may have to hold the Notes indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from registration or qualification by prospectus.

(c) It has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by it, will constitute valid and legally binding obligations of the Initial Investor, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) The Initial Investor further understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BOLT THREADS, INC., as Issuer

By:
Name:	Randy Befumo
Title:	Chief Financial Officer

~~BOLT EUROPE B.V.,~~
as Guarantor

~~By:~~
~~Name:~~ 	~~Daniel Matthew Widmaier~~
~~Title:~~ 	~~Managing Director~~

[Signature Page to Senior Secured Note Purchase Agreement]

GINKGO BIOWORKS, INC.,
as Investor and Collateral Agent

By:
Name:
Title:

[Signature Page to Senior Secured Note Purchase Agreement]

APPENDIX A
TO NOTE PURCHASE ~~AREEMENT~~AGREEMENT

Investor	Notes Commitment
Ginkgo Bioworks, Inc.	$30,000,000.00
Total	$30,000,000.00

APPENDIX A

APPENDIX B
TO NOTE PURCHASE AGREEMENT

Notice Addresses

BOLT THREADS, INC.
as Issuer

5858 Horton Street, #400

Emeryville, CA 94608
Attention: ~~Maikao Grare~~Daniel Matthew Widmaier
Email:

With a copy to:

with a copy to (which shall not constitute notice)

Latham & Watkins LLP

505 Montgomery Street, Suite 2000

San Francisco, CA 94111

United States
Attention: Haim Zaltzman
Email:

The Investor and Collateral Agent

Ginkgo Bioworks, Inc.

27 Drydock Avenue, 8th Floor

Boston, MA 02210-2383

Attention: General Counsel

Email:

with a copy to (which shall not constitute notice):

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Attention: Milap Patel

Facsimile: (617) 235-0790

Email:

APPENDIX B

ANNEX B

Form of Amendment No. 1 Note

(See Attached)

Exhibit A

Release Documents

(See Attached)